                                                    Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-122688

    Prospectus Supplement dated May 2, 2005 (To Prospectus dated May 2, 2005)

                                  $399,883,000

                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR

                           RASC SERIES 2005-KS4 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

          HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-KS4

OFFERED CERTIFICATES

     The trust will consist primarily of a pool of one- to four-family fixed-rate and adjustable-rate first lien mortgage loans. The trust will issue five classes of senior certificates, the Class A Certificates, and seven classes of subordinate certificates, the Class M Certificates, that are offered under this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancement for the offered certificates consists of:

     o  excess cash flow and overcollateralization; and

     o  subordination provided to the Class A Certificates by the Class M and
        Class B Certificates, and subordination provided to the Class M
        Certificates by each class of Class M Certificates with a lower payment priority and the Class B Certificates.

-------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS
PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

     Credit Suisse First Boston LLC will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately
99.993% of the certificate principal balance of the offered certificates, before deducting expenses.

                           CREDIT SUISSE FIRST BOSTON

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o   the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o   this prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                                       S-2

                                TABLE OF CONTENTS

                                       S-3

                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust..........................   RASC Series 2005-KS4 Trust.

Title of the offered certificates........   Home Equity Mortgage Asset-Backed
                                            Pass-Through Certificates, Series
                                            2005-KS4.

Depositor................................   Residential Asset Securities
                                            Corporation, an affiliate of
                                            Residential Funding Corporation.

Master servicer..........................   Residential Funding Corporation.

Trustee..................................   U.S. Bank National Association.

Yield Maintenance Agreements Provider....   Bear Stearns Financial Products Inc.

Mortgage pool............................   2,932 fixed and adjustable-rate
                                            first lien mortgage loans with an
                                            aggregate principal balance of
                                            approximately $414,387,094 as of the
                                            close of business on the day prior
                                            to the cut-off date.

Cut-off date.............................   April 1, 2005.

Closing date.............................   On or about May 5, 2005.

Distribution dates.......................   On the 25th of each month or, if the
                                            25th is not a business day, on the
                                            next business day, beginning in May
                                            2005.

Form of offered certificates.............   Book-entry.

                                            See "Description of the Certificates
                                            --Book-Entry Registration of the
                                            Offered Certificates" in this
                                            prospectus supplement.

Minimum denominations....................   Class A and Class M-1 Certificates:
                                            $25,000.

                                            Class M-2, Class M-3, Class M-4,
                                            Class M-5, Class M-6 and Class M-7
                                            Certificates: $250,000.

                                      S-4

ERISA Considerations.....................   Subject to the considerations
                                            described in this prospectus
                                            supplement, the offered certificates
                                            are expected to be considered
                                            eligible for purchase by persons
                                            investing assets of employee benefit
                                            plans or individual retirement
                                            accounts.

                                            See "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus.

Legal investment.........................   The offered certificates will NOT be
                                            "mortgage related securities" for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984.

                                            See "Legal Investment" in this
                                            prospectus supplement and "Legal
                                            Investment Matters" in the
                                            prospectus.

                                      S-5

                                                 OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------
            PASS-THROUGH   INITIAL CERTIFICATE      INITIAL RATING                                 FINAL SCHEDULED
  CLASS         RATE        PRINCIPAL BALANCE    (S&P/MOODY'S/FITCH)         DESIGNATIONS         DISTRIBUTION DATE
--------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------

   A-1       Adjustable       $146,700,000           AAA/Aaa/AAA            Super Senior/             June 2026
                                                                          Adjustable Rate
--------------------------------------------------------------------------------------------------------------------
   A-2       Adjustable       $122,400,000           AAA/Aaa/AAA            Super Senior/             April 2034
                                                                          Adjustable Rate
--------------------------------------------------------------------------------------------------------------------
   A-3       Adjustable       $ 16,245,000           AAA/Aaa/AAA            Super Senior/              May 2035
                                                                          Adjustable Rate
--------------------------------------------------------------------------------------------------------------------
  A-4A       Adjustable       $ 38,594,000            NR/Aaa/AAA       Super Senior Support/           May 2035
                                                                          Adjustable Rate
--------------------------------------------------------------------------------------------------------------------
  A-4B       Adjustable        $ 7,570,000            NR/Aaa/AAA       Super Senior Support/           May 2035
                                                                          Adjustable Rate
--------------------------------------------------------------------------------------------------------------------
TOTAL CLASS A CERTIFICATES:   $331,509,000
--------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------
   M-1       Adjustable       $ 20,927,000            AA/Aa2/AA       Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-2       Adjustable       $ 17,404,000            A+/A1/AA-       Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-3       Adjustable       $  7,873,000             A/A2/A         Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-4       Adjustable       $  5,594,000             A-/A3/A        Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-5       Adjustable       $  7,045,000         BBB+/Baa1/BBB+     Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-6       Adjustable       $  4,351,000          BBB/Baa2/BBB      Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
   M-7       Adjustable       $  5,180,000          BBB-/Baa3/BBB     Mezzanine/Adjustable Rate        May 2035
--------------------------------------------------------------------------------------------------------------------
TOTAL CLASS M CERTIFICATES:   $ 68,374,000
--------------------------------------------------------------------------------------------------------------------
TOTAL OFFERED CERTIFICATES:   $399,883,000
--------------------------------------------------------------------------------------------------------------------

                                              NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------
   B-1       Adjustable       $  5,801,000           BB+/Ba2/BB+     Subordinate/Adjustable Rate       May 2035
--------------------------------------------------------------------------------------------------------------------
   B-2       Adjustable       $  5,387,000            BB/NR/NR       Subordinate/Adjustable Rate       May 2035
--------------------------------------------------------------------------------------------------------------------
    SB          N/A           $  3,316,094               NR                  Subordinate                  N/A
--------------------------------------------------------------------------------------------------------------------
   R-I          N/A               N/A                    NR                    Residual                   N/A
--------------------------------------------------------------------------------------------------------------------
  R-II          N/A               N/A                    NR                    Residual                   N/A
--------------------------------------------------------------------------------------------------------------------
TOTAL NON-OFFERED
CERTIFICATES:                 $ 14,504,094
--------------------------------------------------------------------------------------------------------------------
TOTAL OFFERED AND
NON-OFFERED CERTIFICATES:     $414,387,094
--------------------------------------------------------------------------------------------------------------------

                                      S-6

OTHER INFORMATION:

PASS-THROUGH RATES:

The pass-through rate on each class of Class A, Class M and Class B Certificates will be the lesser of:

o   a per annum rate equal to one-month LIBOR plus the related margin; and

o   the weighted average of the net mortgage rates of the mortgage loans, adjusted to a rate based on the actual number of days in a month and a
    360-day year, and as adjusted to account for payments required to be made under the related yield maintenance agreement, if any.

                                 RELATED MARGIN

          CLASS                        (1)                         (2)
    ----------------               -------------               -----------

           A-1                        0.080%                      0.160%
           A-2                        0.200%                      0.400%
           A-3                        0.300%                      0.600%
          A-4A                        0.200%                      0.400%
          A-4B                        0.350%                      0.700%
           M-1                        0.410%                      0.615%
           M-2                        0.580%                      0.870%
           M-3                        0.630%                      0.945%
           M-4                        0.670%                      1.005%
           M-5                        1.200%                      1.800%
           M-6                        1.250%                      1.875%
           M-7                        1.700%                      2.550%
           B-1                        3.000%                      4.500%
           B-2                        2.850%                      4.275%

----------------
(1) Initially.
(2) On or after the second distribution date after the first possible optional termination date.

                                      S-7

THE TRUST

The depositor will establish a trust with respect to the Series 2005-KS4
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans will consist of fixed-rate and adjustable-rate first lien mortgage loans. The mortgage loans to be deposited into the trust will have the following characteristics as of the cut-off date:

-------------------------------------------------------------------------
                                   RANGE              WEIGHTED AVERAGE
                         ------------------------- ----------------------

Principal balance           $22,450 to $500,000           $141,333*

Mortgage rate                4.990% to 12.250%             7.6509%

Remaining term to stated
maturity (months)                117 to 360                  355

* Principal balance is an average.
-------------------------------------------------------------------------

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first lien mortgage loan purchase programs, including other programs of Residential Funding Corporation, referred to in this prospectus supplement as Residential Funding, and the programs of Fannie Mae and Freddie Mac.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

PAYMENTS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o   collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

o   advances for delinquent payments on the mortgage loans; minus

o   fees and expenses of the subservicers and the master servicer for the mortgage loans, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution
Amount" in this prospectus supplement.

PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available distribution amount as follows:

o   distribution of interest to the certificates; and

o   distribution of principal collections as principal distributions to the certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates--Excess
Cash Flow and Overcollateralization" in this prospectus supplement:

o   distribution of principal to cover some realized losses;

o   distribution of additional principal in order to maintain the required level of overcollateralization;

o   payment in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

o   payment in respect of basis risk shortfalls;

                                      S-8

o   payment in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o   payment in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

o   distribution of any remaining funds to the Class SB Certificates and Class R
    Certificates as described in the pooling and servicing agreement.

See "Description of the Certificates--Interest Distributions," "--Principal
Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A,
Class M and Class B Certificates on each distribution date will equal:

o   the pass-through rate for that class of certificates; multiplied by

o   the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o   the actual number of days in the related interest accrual period divided by
    360; minus

o   the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans as described in this prospectus supplement.

In addition, the Class A, Class M and Class B Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover realized losses and then, to increase the amount of overcollateralization so that the required level of overcollateralization is maintained, as and to the extent described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions" and "--Excess
Cash Flow and Overcollateralization" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M and Class B Certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans. Some of this excess cash flow may be used to protect the offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses.

OVERCOLLATERALIZATION. On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the
Class A, Class M and Class B Certificates as described in this prospectus supplement, reducing the aggregate certificate principal balances of those certificates below the aggregate principal balance of the mortgage loans, to the extent necessary to maintain the required level of overcollateralization. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some realized losses on the mortgage loans, if not covered by excess cash flow.

SUBORDINATION. So long as the Class B Certificates remain outstanding, realized losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the Class B Certificates and the other classes of certificates will not bear any portion of such realized losses.
Once the

                                      S-9

aggregate certificate principal balance of the Class B Certificates has been reduced to zero and if one or more classes of the Class M Certificates remain outstanding, realized losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the Class M
Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such realized losses. If none of the
Class M Certificates are outstanding, all such realized losses will be allocated to the Class A-4A Certificates and Class A-4B Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero and then to the Class A-1, Class A-2 and Class A-3 Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

YIELD MAINTENANCE AGREEMENTS

The holders of the Class A Certificates and the Class M Certificates and Class B
Certificates may benefit from a series of interest rate cap payments from Bear
Stearns Financial Products Inc. pursuant to two separate yield maintenance agreements as described in this prospectus supplement. The yield maintenance agreements are intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related margin and the net WAC rate cap as described in this prospectus supplement. The yield maintenance agreements will terminate after the distribution date in February
2007.

See "The Yield Maintenance Agreements Provider" and "Description of the
Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

ADVANCES

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans, after giving effect to distributions to be made on that distribution date, is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer or the holder of the
Class SB Certificates, as described in the pooling and servicing agreement, may, but will not be required to:

o   purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

         or

o   purchase all of the certificates.

The optional termination price paid by the master servicer or the holder of the
Class SB Certificates, as applicable, will also include certain amounts owed by
Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any class of certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive the ratings listed on page
S-6 of this prospectus

                                      S-10

supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, relief act shortfalls, basis risk shortfalls or amounts received under the related yield maintenance agreement.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the offered certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the yield maintenance agreements, as two REMICs. The offered certificates will each represent ownership of a regular interest in a REMIC, coupled with an interest in the related yield maintenance agreement. The offered certificates generally will be treated as debt instruments for federal income tax purposes. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each
REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

                                      S-11

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

THE RETURN ON YOUR CERTIFICATES   Losses on the mortgage loans may occur due to a wide variety of causes, including
MAY BE AFFECTED BY REALIZED       a decline in real estate values and adverse changes in the borrower's financial
LOSSES ON THE MORTGAGE LOANS,     condition. A decline in real estate values or economic conditions nationally or
WHICH COULD OCCUR DUE TO A        in the regions where the mortgaged properties are located may increase the risk of
VARIETY OF CAUSES                 realized losses on the mortgage loans.

UNDERWRITING STANDARDS MAY        The mortgage loans have been originated using underwriting standards that are less
AFFECT THE RISK OF LOSS ON THE    restrictive than the underwriting requirements used as standards for other first
MORTGAGE LOANS                    lien mortgage loan purchase programs, including other programs of Residential
                                  Funding and the programs of Fannie Mae and Freddie Mac. Applying less restrictive underwriting standards creates additional risks that realized losses on the mortgage loans will be allocated to certificateholders.

                                  Examples include:

                                  o  mortgage loans made to borrowers having imperfect credit histories;

                                  o  mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgaged property;

                                  o  mortgage loans made to borrowers with low credit scores;

                                  o  mortgage loans made to borrowers who have other debt that represents a large portion of his or her income; and

                                  o  mortgage loans made to borrowers whose income is not required to be disclosed or verified.

                                  The foregoing characteristics of the mortgage loans may adversely affect the performance of the mortgage pool and the value of the offered certificates as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor and its affiliates.

                                      S-12

                                  Investors should note that approximately 38.6% of the cut-off date principal balance of the mortgage loans were made to borrowers that had credit scores of less than 600, excluding credit scores that were not available.

                                  The mortgage loans with higher loan-to-value ratios may also present a greater risk of loss. Approximately 62.2% of the cut-off date principal balance of the mortgage loans are mortgage loans with loan-to-value ratios at origination in excess of 80% and are not insured by a borrower or non-borrower paid primary mortgage insurance policy.

SOME OF THE MORTGAGE LOANS ARE    As of the cut-off date, approximately 0.1% of the mortgage loans are 30 to 59 days
DELINQUENT, WHICH MAY INCREASE    delinquent in payment of principal and interest. Mortgage loans with a history of
THE RISK OF LOSS ON THE           delinquencies are more likely to experience delinquencies in the future. See
MORTGAGE LOANS.                   "Description of the Mortgage Pool" in this prospectus supplement.

THE RETURN OF THE OFFERED         One risk associated with investing in mortgage-backed securities is created by any
CERTIFICATES MAY BE               concentration of the related properties in one or more specific geographic regions.
PARTICULARLY SENSITIVE TO         Approximately 13.7% of the mortgage loans are located in California. If the regional
CHANGES IN REAL ESTATE MARKETS    economy or housing market weakens in California or in any other region having a
IN SPECIFIC REGIONS.              significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency resulting in realized losses to the offered certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or hostilities such as terrorist actions or acts of war.

                                      S-13

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE          Credit enhancement includes excess cash flow, overcollateralization, and with
LOANS AND THE OTHER ASSETS OF     respect to the Class A Certificates, the subordination provided by the Class M
THE TRUST ARE THE SOLE SOURCE     and Class B Certificates (and with respect to the Class A-1, Class A-2 and Class
OF DISTRIBUTIONS ON YOUR          A-3 Certificates, the subordination provided by the Class A-4A Certificates and
CERTIFICATES.                     Class A-4B Certificates), and with respect to the Class M Certificates, the subordination provided by any Class M Certificates with a lower payment priority and the Class B Certificates, in each case as described in this prospectus supplement. Therefore, if there is no excess cash flow, the amount of overcollateralization is reduced to zero and the Class B Certificates are reduced to zero, subsequent realized losses generally will be allocated to the most subordinate Class M Certificates, in each case until the certificate principal balance of such class has been reduced to zero and after the Class M
                                  Certificates, subsequent realized losses generally will be allocated to the
                                  Class A-4A Certificates and Class A-4B Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero and then to the Class A-1, Class A-2 and Class A-3 Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

                                  None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any realized losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these realized losses.

                                  See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR         A secondary market for your certificates may not develop.  Even if a secondary
CERTIFICATES TO MATURITY IF       market does develop, it may not continue, or it may be illiquid.  Neither the
THEIR MARKETABILITY IS LIMITED.   underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your certificates readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the offered certificates.

                                  Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                      S-14

WITHDRAWAL OR DOWNGRADING OF      A security rating is not a recommendation to buy, sell or hold securities.
INITIAL RATINGS WILL LIKELY       Similar ratings on different types of securities do not necessarily mean the
REDUCE THE PRICES FOR             same thing. We recommend that you analyze the significance of each rating
CERTIFICATES.                     independently from any other rating. Any rating agency may change its rating of the offered certificates after the offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON          The yield to maturity on your certificates will depend on a variety of factors,
YOUR CERTIFICATES WILL VARY       including:
DEPENDING ON VARIOUS FACTORS.
                                  o    the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations and repurchases due to breaches of representations and warranties,

                                  o    the allocation of principal distributions among the various classes of certificates,

                                  o    the rate and timing of realized losses and interest shortfalls on the mortgage loans,

                                  o    the pass-through rate for your certificates,

                                  o    the purchase price you paid for your certificates, and

                                  o    the timing of the exercise of the optional termination by the master servicer or the holder of the Class SB Certificates, as applicable.

                                  The rates of prepayments and defaults are two of the most important and least predictable of these factors.

                                  In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated.
                                  Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

THE RATE OF PREPAYMENTS ON        Since mortgagors can generally prepay their mortgage loans at any time, the rate
THE MORTGAGE LOANS WILL VARY      and timing of principal distributions on the offered certificates are highly
DEPENDING ON FUTURE MARKET        uncertain. Generally, when market interest rates increase, mortgagors are less
CONDITIONS AND OTHER FACTORS.     likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the applicable pass-through rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This

                                      S-15

                                  could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the applicable pass-through rate.

                                  Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

                                  Approximately 63.1% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply.
                                  Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. See
                                  "Description of The Mortgage Pool" and "Yield and Prepayment Considerations" in
                                  this prospectus supplement and "Maturity and Prepayment Considerations" in the
                                  prospectus.

THE MORTGAGE LOANS WITH           As of the cut-off date, approximately 1.7% of the mortgage loans require the
INTEREST ONLY PAYMENTS MAY        related borrowers to make monthly payments of accrued interest, but not
AFFECT THE YIELD ON THE           principal, for up to the first five years following origination. Interest during
OFFERED CERTIFICATES.             that period is calculated at a fixed mortgage rate. After the interest only period, the mortgage rate on these mortgage loans will be reset and the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.

                                  In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer weighted average lives of the offered certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

THE RETURN ON YOUR CERTIFICATES   The Servicemembers Civil Relief Act, formerly known as the Soldiers' and
COULD BE REDUCED BY SHORTFALLS    Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to borrowers
DUE TO THE SERVICEMEMBERS CIVIL   who enter active military service and to borrowers in reserve status who are
RELIEF ACT.                       called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of citizens who may be in active military service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls.
                                  These shortfalls will reduce the amount of interest

                                      S-16

                                  payable on the offered certificates. Interest reductions on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be covered by any source except that interest shortfalls arising under the Relief Act or similar legislation or regulations in an interest accrual period may be covered by excess cash flow in that interest accrual period in the manner and priority described under "Description of the Certificates--Excess
                                  Cash Flow and Overcollateralization" in this prospectus supplement.

                                  The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased realized losses on the mortgage loans.

                                  We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                  See "Certain Legal Aspects of Mortgage Loans and Contracts--Soldiers' and Sailors'
                                  Civil Relief Act of 1940" in the prospectus.

THE OFFERED CERTIFICATES ARE      The offered certificates are each subject to various priorities for payment of
EACH SUBJECT TO DIFFERENT         principal as described in this prospectus supplement. Distributions of principal
PAYMENT PRIORITIES.               on the offered certificates having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage pool. Those classes of offered certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on such classes.

THE PASS-THROUGH RATES ON THE     The pass-through rate on each class of offered certificates is subject to a net
OFFERED CERTIFICATES ARE          WAC rate cap, as adjusted to account for payments required to be made under the
SUBJECT TO A NET WAC RATE CAP     related yield maintenance agreement, if any, as described in this prospectus
AND THEREFORE MAY NOT ALWAYS      supplement. Therefore, the prepayment of mortgage loans with higher mortgage
RECEIVE INTEREST BASED ON         rates may result in a lower pass-through rate on any class of offered
ONE-MONTH LIBOR PLUS THE          certificates if the net WAC rate cap, as adjusted to account for payments
RELATED MARGIN.                   required to be made under the related yield maintenance agreement, if any, is reduced to less than one-month LIBOR plus the related margin.

                                  To the extent the pass-through rate on any class of offered certificates is based upon the net WAC rate cap, as adjusted to account for payments required to be made under the related yield maintenance agreement, if any, the difference between that net WAC rate cap, as adjusted to account for payments required to be made under the related yield maintenance agreement, if any, and one-month
                                  LIBOR plus the related margin, but not more than the weighted average maximum net mortgage rate, will create a shortfall that will carry forward with interest thereon. The shortfalls described above, along with any interest rate shortfalls caused by the failure of the yield maintenance agreements provider to make required payments pursuant to the related yield maintenance agreement, will only be payable

                                      S-17

                                  from any excess cash flow available for that purpose or from the related yield maintenance agreement as described in this prospectus supplement. These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final payment date.

                                  In addition, because the initial mortgage rates on the adjustable-rate loans may be lower than the related minimum mortgage rates, the net WAC rate cap, as adjusted to account for payments required to be made under the related yield maintenance agreement, if any, will initially be less than they will be once the adjustable-rate loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the adjustable-rate loans have adjusted to their fully-indexed rate, there is a greater risk that the pass-through rate on any class of offered certificates may be limited by the net WAC rate cap, as adjusted to account for payments required to be made under the related yield maintenance agreement, if any.

                                  In addition, shortfalls caused by the failure of the yield maintenance agreements provider to make required payments pursuant to the related yield maintenance agreement will only be payable from the excess cash flow and may remain unpaid on the final distribution date.

THE CLASS A-4 CERTIFICATES        The yields to investors in the Class A-4A and Class A-4B Certificates will be
HAVE DIFFERENT YIELD AND          more sensitive to the rate and timing of realized losses on the mortgage loans
PAYMENT CONSIDERATIONS THAN       than other classes of Class A Certificates. To the extent not covered by excess
OTHER CLASS A CERTIFICATES.       cash flow, overcollateralization or the subordination provided by the Class M
                                  Certificates and Class B Certificates, realized losses on the mortgage loans will be allocated first to the Class A-4 Certificates until the aggregate certificate balance thereof has been reduced to zero prior to allocating any losses to the other classes of Class A Certificates. In this scenario, the yield to maturity on the Class A-4A and Class A-4B Certificates will be extremely sensitive to realized losses on the mortgage loans.

                                  See "Summary--Credit Enhancement" and "Description of the Certificates--
                                  Allocation of Losses" in this prospectus supplement.

THE CLASS M AND CLASS B           The yields to investors in the Class M and Class B Certificates will be
CERTIFICATES HAVE DIFFERENT       sensitive to the rate and timing of realized losses on the mortgage loans, to
YIELD AND PAYMENT                 the extent not covered by excess cash flow, overcollateralization or the Class B
CONSIDERATIONS.                   Certificates in the case of the Class M Certificates. Losses, to the extent not covered by excess cash flow or overcollateralization, will be allocated first to the Class B Certificates and then to the most subordinate class of Class M
                                  Certificates outstanding.

                                  See "Summary--Credit Enhancement" and "Description of the
                                  Certificates--Allocation of Losses" in this prospectus supplement.

                                  Unless the Class A Certificates are reduced to zero, it is not expected that the
                                  Class M and Class B Certificates will receive any distributions of principal until the later of the distribution date in May 2008 and the first

                                      S-18

                                  distribution date on which the sum of the overcollateralization amount, the aggregate certificate principal balance of the Class B Certificates and the aggregate certificate principal balance of the Class M Certificates is greater than or equal to approximately 40.00% of the aggregate principal balance of the mortgage loans after giving effect to principal payments on that distribution date. As a result, the weighted average lives of the Class M and Class B
                                  Certificates may be longer than would otherwise be the case. In addition, after the Class M and Class B Certificates commence receiving principal distributions, the most subordinate class of Class M and Class B Certificates may be retired before the more senior classes of Class M Certificates.

                                  See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD      The transfer of the mortgage loans from Residential Funding to the depositor is
DELAY OR REDUCE DISTRIBUTIONS     intended by the parties to be and has been documented as a sale. However, if
ON THE OFFERED CERTIFICATES.      Residential Funding were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of
                                  Residential Funding. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make distributions on the certificates. See "Description of the Certificates--Limited Mortgage Loan
                                  Purchase Right" in this prospectus supplement.

THE RECORDING OF MORTGAGES        The mortgages or assignments of mortgage for some of the mortgage loans have
IN THE NAME OF MERS MAY AFFECT    been or may be recorded in the name of Mortgage Electronic Registration Systems,
THE YIELD ON THE OFFERED          Inc., or MERS, solely as nominee for the originator and its successors and
CERTIFICATES.                     assigns. As of the cut-off date, approximately 72.1% of the mortgage loans were recorded in the name of MERS. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                                  The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of realized losses on the mortgage loans.

                                      S-19

                                  For additional information regarding MERS and the MERS(R) System, See
                                  "Description of the Mortgage Pool--General" and "Yield and Prepayment
                                  Considerations" in this prospectus Supplement and "Description of the Certificates
                                  --Assignment of Mortgage Loans" in the prospectus.

                                      S-20

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series 2005-KS4 on the closing date, under a pooling and servicing agreement, dated as of April 1,
2005, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a mortgage pool of mortgage loans secured by first liens on one- to four-family residential properties.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 2,932 fixed-rate and adjustable-rate, sub-prime mortgage loans with an aggregate unpaid principal balance of
$414,387,094 as of the cut-off date after deducting payments due during the month of the cut-off date. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential properties.

         All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

         Approximately 5.2% of the mortgage loans have a due date other than the first of each month. The mortgage pool will consist of mortgage loans with terms to maturity of not more than 30 years or, in the case of approximately 1.2% of the mortgage loans, not more than 15 years, from the date of origination or modification.

         The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to such mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any such mortgage loan. However, neither the depositor nor
Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to such mortgage loan if the substance of any such breach also constitutes fraud in the origination of such affected mortgage loan. In addition, Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs, unless (x) the substance of the representation and warranty also constitutes fraud in the origination of the mortgage loan or (y) the mortgage collateral seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the mortgage collateral sellers to the limited extent described in this paragraph. See "The Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

                                      S-21

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date approximately 72.1% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment Considerations--General"
in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus.

         Approximately 63.1% of the mortgage loans provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. The depositor makes no representation as to the effect that the prepayment charges, decisions by the master servicer or subservicer with respect to the waiver of prepayment charges and the recent changes to the rules and regulations under the Parity Act, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

         Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

         o    None of the mortgage loans were subject to the Home Ownership and
              Equity Protection Act of 1994, referred to as the Homeownership
              Act.

         o    Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

         o    None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

         o    None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

         o    None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

                                      S-22

         Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Residential Funding maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

         A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in
Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent court ruling, other courts and regulators had ruled
(or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of that provision of the Illinois statute.

         Not more than 2.9% of the mortgage loans are secured by properties in the State of Illinois and have interest rates in excess of 8.00% per annum for the fixed-rate loans and interest rate ceilings in excess of 8.00% per annum for the adjustable-rate loans, which means these loans may be subject to the
Illinois statute. If any of these mortgage loans are found to have been originated in violation of Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

         Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

         See "Certain Legal Aspects of Mortgage Loans and Contracts" in the
prospectus.

PERFORMANCE MORTGAGE LOANS

         Approximately 0.3% of the mortgage loans provide that the mortgagor may qualify for a one-time, permanent reduction in the note margin on the mortgagor's mortgage note. In order to qualify the mortgagor must make the monthly payment due in each of the 12 months preceding a pre-determined date, called the change date, within 30 days of the due date, and the mortgage loan must not have been 60 days or more past due at any time during the 13 to 24 months prior to the change date. If the mortgagor qualifies, the mortgagor's note margin will be reduced between 0.5% for credit grade AX and 2.0% for credit grade C, depending on the credit grade at the time of origination, provided that the note margin will never be reduced below 2.5%.

MORTGAGE RATE ADJUSTMENT OF ADJUSTABLE-RATE LOANS

         The mortgage rate on each adjustable-rate loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate loan as set forth in the related mortgage note. The mortgage rate on a adjustable-rate loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

                                      S-23

         In addition, approximately 1.7% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to five years and then will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage loan.

         The index for the adjustable-rate loans will be the Six-Month LIBOR
Index and will adjust semi-annually. With respect to approximately 95.4% of the adjustable-rate loans, the Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and as most recently available:

         o    as of the first business day of the month immediately preceding the month in which the adjustment date occurs; or

         o    as of the date thirty or forty-five days prior to the adjustment date.

         For approximately 4.6% of the adjustable-rate loans in the mortgage pool, the Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the
London market based on quotations of major banks as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.

         The "reference date" is the date as of which the Six-Month LIBOR Index is determined.

         The Six-Month LIBOR Index is referred to in this prospectus supplement as an index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The initial mortgage rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin.
Therefore, unless the related index declines after origination of an adjustable-rate loan, the related mortgage rate will generally increase on the first adjustment date following origination of the adjustable-rate loan subject to the periodic rate cap. The repayment of the adjustable-rate loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable-rate loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable-rate loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net
Mortgage Rate with respect to each adjustable-rate loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

         In addition, the initial mortgage rates on some adjustable-rate loans will be lower than the related minimum mortgage rates and therefore the net WAC rate cap will initially be less than it would be had all of the adjustable-rate loans already adjusted to their fully-indexed rate.

                                      S-24

MORTGAGE LOAN CHARACTERISTICS

         The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

         Number of Mortgage Loans..........................   2,932

         Net Mortgage Rates:
                  Weighted average.........................   7.1560%
                  Range....................................   4.535% to 11.670%

         Mortgage Rates:
                  Weighted average.........................   7.6509%
                  Range....................................   4.990% to 12.250%

         Note Margins of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   6.6868%
                  Range....................................   3.250% to 10.260%

         Minimum Mortgage Rates of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   7.1225%
                  Range....................................   3.250% to 10.775%

         Minimum Net Mortgage Rates of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   6.6099%
                  Range....................................   2.795% to 10.195%

         Maximum Mortgage Rates of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   13.8162%
                  Range....................................   11.125% to 17.250%

         Maximum Net Mortgage Rates of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   13.3036%
                  Range....................................   10.670% to 16.670%

         Periodic Caps of the

         Adjustable Rate Mortgage Loans:
                  Weighted average.........................   1.0752%
                  Range....................................   1.000% to 1.500%

         Weighted average months to next interest
         rate adjustment date of the Adjustable Rate
         Mortgage Loans after April 1, 2005................   24

                                      S-25

         The mortgage loans will have the following additional characteristics:

         o    The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $414,387,094.

         o    The mortgage loans had individual principal balances at
              origination of at least $22,500 but not more than $500,000 with an average principal balance at origination of approximately
              $141,577.

         o    Approximately 20.5% of the mortgage loans were purchased from New
              Century Mortgage Corp., which is a seller unaffiliated with
              Residential Funding. Except as described in the preceding
              sentence, no non-affiliate of Residential Funding sold more than
              4.9% of the mortgage loans to Residential Funding. Approximately
              36.6% of the mortgage loans were purchased from HomeComings
              Financial Network, Inc., which is a seller affiliated with
              Residential Funding. Except as described in the preceding
              sentence, no affiliate of Residential Funding sold more than 1.3%
              of the mortgage loans to Residential Funding.

         o    None of the mortgage loans will have been originated prior to
              December 6, 2002 or will have a maturity date later than April 1,
              2035.

         o    No mortgage loans will have a remaining term to stated maturity as of the cut-off date of less than 117 months.

         o    The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 355 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 357 months.

         o    As of the cut-off date, approximately 0.1% of the mortgage loans are currently 30 to 59 days delinquent in the payment of principal and interest. As of the cut-off date, none of the mortgage loans are currently 60 or more days delinquent in the payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and
              Servicing Agreement--The Master Servicer" in this prospectus supplement.

         o    None of the mortgage loans are Buy-Down Loans.

         o    None of the mortgage loans are subject to the Homeownership Act.

         o    All of the mortgage loans are secured by first liens on fee simple interests in one- to four family residential properties.

         o    No mortgage loan provides for deferred interest or negative amortization.

         o    No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

         o    None of the mortgage loans are balloon mortgage loans.

                                      S-26

         o    Approximately 1.7% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to five years.

         o    Primary servicing will be provided by HomeComings Financial
              Network, Inc., a wholly owned subsidiary of Residential Funding, with respect to all of the mortgage loans.

         The mortgage loans which are adjustable-rate loans are generally assumable in accordance with the terms of the related mortgage note. The mortgage loans which are fixed rate loans generally contain due-on-sale clauses.
See "Maturity and Prepayment Considerations" in the prospectus.

         Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-27

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                NUMBER OF                      PERCENTAGE OF        AVERAGE         WEIGHTED AVERAGE
                                 MORTGAGE        PRINCIPAL        MORTGAGE         PRINCIPAL         LOAN-TO-VALUE
CREDIT SCORE RANGE                LOANS           BALANCE           LOANS           BALANCE              RATIO
--------------------------      ---------      -------------   -------------       ----------       ----------------

499 or less...............            28       $   3,737,518        0.90%           $133,483             70.80%
500 - 519.................            64           7,816,649        1.89             122,135             71.45
520 - 539.................           126          16,132,021        3.89             128,032             74.07
540 - 559.................           217          27,726,421        6.69             127,772             77.91
560 - 579.................           335          45,393,131       10.95             135,502             81.87
580 - 599.................           452          59,235,496       14.29             131,052             83.87
600 - 619.................           633          90,396,158       21.81             142,806             85.15
620 - 639.................           407          61,770,825       14.91             151,771             85.28
640 - 659.................           307          47,994,377       11.58             156,333             83.58
660 - 679.................           186          27,358,437        6.60             147,088             84.58
680 - 699.................            76          11,472,362        2.77             150,952             84.95
700 - 719.................            42           6,335,130        1.53             150,836             83.37
720 - 739.................            36           5,672,762        1.37             157,577             84.38
740 - 759.................            16           2,304,873        0.56             144,055             83.75
760 or greater............             7           1,040,932        0.25             148,705             74.80
                                --------       -------------   -------------       ----------       ----------------
         TOTAL............         2,932        $414,387,094      100.00%           $141,333             83.03%

o    As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 610.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                              NUMBER OF                      PERCENTAGE OF     AVERAGE                        WEIGHTED AVERAGE
Original Mortgage Loan         MORTGAGE        PRINCIPAL       MORTGAGE       PRINCIPAL    WEIGHTED AVERAGE     LOAN-TO-VALUE
Balance ($)                     LOANS           BALANCE          LOANS         BALANCE       CREDIT SCORE           RATIO
--------------------------    ---------      -------------   -------------    -----------  ----------------   ----------------

100,000 or less...........       1,096       $  80,262,665       19.37%       $  73,232          603               80.61%
100,001 to 200,000........       1,288         181,769,845       43.86          141,126          609               83.43
200,001 to 300,000........         386          93,593,956       22.59          242,471          612               83.23
300,001 to 400,000........         132          45,426,458       10.96          344,140          621               85.55
400,001 to 500,000........          30          13,334,170        3.22          444,472          622               82.00
                              ---------      -------------   -------------    ----------   ----------------   ----------------
         TOTAL............       2,932        $414,387,094      100.00%        $141,333          610               83.03%

o    As of the cutoff date, the average unpaid principal balance of the mortgage loans will be approximately $141,333.

                                      S-28

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                NUMBER OF                                        AVERAGE       WEIGHTED       WEIGHTED AVERAGE
                                MORTGAGE        PRINCIPAL     PERCENTAGE OF     PRINCIPAL      AVERAGE         LOAN-TO-VALUE
NET MORTGAGE RATES (%)            LOANS          BALANCE      MORTGAGE LOANS     BALANCE     CREDIT SCORE          RATIO
--------------------------      ---------      ------------   --------------    ----------   ------------     ----------------

4.5000 - 4.9999...........           10        $  2,678,622        0.65%          $267,862         662             78.76%
5.0000 - 5.4999...........           40           9,381,569        2.26            234,539         631             79.83
5.5000 - 5.9999...........          118          24,237,728        5.85            205,404         635             81.08
6.0000 - 6.4999...........          354          63,270,480       15.27            178,730         632             81.11
6.5000 - 6.9999...........          547          83,172,581       20.07            152,052         618             82.55
7.0000 - 7.4999...........          701          99,621,494       24.04            142,113         611             83.98
7.5000 - 7.9999...........          472          58,181,544       14.04            123,266         598             85.63
8.0000 - 8.4999...........          357          41,932,414       10.12            117,458         585             84.90
8.5000 - 8.9999...........          178          18,296,871        4.42            102,791         568             81.30
9.0000 - 9.4999...........           94           8,442,015        2.04             89,809         565             80.70
9.5000 - 9.9999...........           41           3,777,904        0.91             92,144         551             79.03
10.0000 - 10.4999.........           13             771,530        0.19             59,348         565             78.32
10.5000 - 10.9999.........            2              87,083        0.02             43,541         558             39.91
11.0000 - 11.4999.........            3             237,758        0.06             79,253         561             80.96
11.5000 - 11.9999.........            2             297,500        0.07            148,750         533             81.39
                                --------       ------------    -------------    ----------    ------------     ---------------
         TOTAL............        2,932        $414,387,094      100.00%          $141,333         610             83.03%

o    As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 7.1560% per annum.

                                      S-29

                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                NUMBER OF                     PERCENTAGE OF      AVERAGE       WEIGHTED      WEIGHTED AVERAGE
                                MORTGAGE        PRINCIPAL        MORTGAGE       PRINCIPAL      AVERAGE        LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS          BALANCE          LOANS          BALANCE     CREDIT SCORE         RATIO
--------------------------      ---------     -------------   -------------     ----------   ------------    ----------------

4.5000 - 4.9999...........            1       $     461,752        0.11%         $461,752         634             62.00%
5.0000 - 5.4999...........            8           1,962,859        0.47           245,357         670             82.03
5.5000 - 5.9999...........           47          11,007,949        2.66           234,212         637             80.78
6.0000 - 6.4999...........          106          21,128,996        5.10           199,330         639             81.76
6.5000 - 6.9999...........          373          67,083,146       16.19           179,848         635             81.85
7.0000 - 7.4999...........          492          75,395,919       18.19           153,244         619             82.15
7.5000 - 7.9999...........          751         105,449,580       25.45           140,412         612             83.98
8.0000 - 8.4999...........          409          50,941,833       12.29           124,552         597             85.37
8.5000 - 8.9999...........          395          46,657,740       11.26           118,121         582             84.95
9.0000 - 9.4999...........          173          18,376,777        4.43           106,224         564             80.88
9.5000 - 9.9999...........          105           9,783,411        2.36            93,175         562             79.11
10.0000 - 10.4999.........           49           4,284,451        1.03            87,438         561             79.26
10.5000 - 10.9999.........           13           1,040,798        0.25            80,061         536             80.10
11.0000 - 11.4999.........            5             276,625        0.07            55,325         559             68.59
11.5000 - 11.9999.........            3             237,758        0.06            79,253         561             80.96
12.0000 - 12.4999.........            2             297,500        0.07           148,750         533             81.39
                                --------       ------------    -------------    ----------    ------------     ---------------
         TOTAL............        2,932        $414,387,094      100.00%         $141,333         610             83.03%

o    As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.6509% per annum.

                                      S-30

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                NUMBER OF                      PERCENTAGE OF        AVERAGE
ORIGINAL LOAN-TO-VALUE          MORTGAGE        PRINCIPAL         MORTGAGE         PRINCIPAL    WEIGHTED AVERAGE
RATIO (%)                         LOANS          BALANCE           LOANS            BALANCE       CREDIT SCORE
--------------------------      ---------     ------------     -------------       ---------    ----------------

00.01 - 50.00.............           85       $  8,012,191          1.93%          $  94,261           586
50.01 - 55.00.............           46          5,041,877          1.22             109,606           598
55.01 - 60.00.............           65          7,204,359          1.74             110,836           589
60.01 - 65.00.............           75         10,526,685          2.54             140,356           582
65.01 - 70.00.............          148         20,182,018          4.87             136,365           587
70.01 - 75.00.............          232         29,742,016          7.18             128,198           595
75.01 - 80.00.............          560         75,872,952         18.31             135,487           606
80.01 - 85.00.............          500         75,051,255         18.11             150,103           612
85.01 - 90.00.............          707        115,531,256         27.88             163,411           618
90.01 - 95.00.............          504         66,326,120         16.01             131,599           620
95.01 - 100.00............           10            896,364          0.22              89,636           624
                                --------      ------------     ------------        ---------    ----------------
         TOTAL............        2,932       $414,387,094        100.00%           $141,333           610

o    The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 83.03%.

                                      S-31

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                  NUMBER OF                      PERCENTAGE OF     AVERAGE       WEIGHTED      WEIGHTED AVERAGE
                                   MORTGAGE       PRINCIPAL        MORTGAGE       PRINCIPAL      AVERAGE        LOAN-TO-VALUE
STATE                               LOANS          BALANCE           LOANS         BALANCE     CREDIT SCORE         RATIO
--------------------------        ---------     -------------    -------------    ---------    ------------    ----------------

Alaska....................              1       $     117,721        0.03%         $117,721         603             95.00%
Alabama...................             88           8,448,993        2.04            96,011         593             85.27
Arkansas..................             25           2,257,953        0.54            90,318         614             88.54
Arizona...................            100          14,363,164        3.47           143,632         605             82.79
California................            243          56,806,047       13.71           233,770         623             81.39
Colorado..................             49           8,602,741        2.08           175,566         614             81.47
Connecticut...............             24           4,996,992        1.21           208,208         600             81.63
District of Columbia......             14           2,815,661        0.68           201,119         599             71.14
Delaware..................              6             826,840        0.20           137,807         574             72.23
Florida...................            273          40,562,205        9.79           148,580         615             84.06
Georgia...................            142          17,697,346        4.27           124,629         603             83.54
Hawaii....................              8           2,211,888        0.53           276,486         680             89.21
Iowa......................             23           1,754,389        0.42            76,278         592             80.92
Idaho.....................             21           3,089,085        0.75           147,099         618             81.43
Illinois..................             87          12,830,660        3.10           147,479         599             81.76
Indiana...................            104           9,612,731        2.32            92,430         613             85.64
Kansas....................             22           2,030,534        0.49            92,297         592             82.53
Kentucky..................             50           5,190,832        1.25           103,817         601             84.90
Louisiana.................             65           7,515,810        1.81           115,628         597             83.31
Massachusetts.............             25           5,821,364        1.40           232,855         607             81.38
Maryland..................             46           8,270,385        2.00           179,791         599             80.62
Maine.....................              8           1,037,199        0.25           129,650         590             69.54
Michigan..................            182          21,933,846        5.29           120,516         606             82.96
Minnesota.................            100          17,529,594        4.23           175,296         611             82.92
Missouri..................             91          10,267,614        2.48           112,831         606             84.32
Mississippi...............             42           3,715,714        0.90            88,469         590             82.34
Montana...................              1              74,940        0.02            74,940         674             72.00
North Carolina............            102          12,563,702        3.03           123,174         607             83.79
North Dakota..............              5             387,723        0.09            77,545         591             68.60
Nebraska..................              9             667,262        0.16            74,140         617             88.67
New Hampshire.............              4             734,712        0.18           183,678         589             83.85
New Jersey................             32           6,370,612        1.54           199,082         614             78.89
New Mexico................             18           2,587,416        0.62           143,745         611             86.62
Nevada....................             51          10,302,160        2.49           202,003         613             82.66
New York..................             31           6,659,451        1.61           214,821         621             83.59
Ohio......................            101          10,450,740        2.52           103,473         606             86.01
Oklahoma..................             40           3,907,631        0.94            97,691         602             83.41
Oregon....................             30           4,157,810        1.00           138,594         644             85.47
Pennsylvania..............             76           8,763,524        2.11           115,310         600             84.77
Rhode Island..............              3             559,228        0.13           186,409         629             88.58
South Carolina............             57           6,190,820        1.49           108,611         603             85.68
South Dakota..............              3             313,353        0.08           104,451         621             81.32
Tennessee.................             64           6,345,993        1.53            99,156         609             85.66
Texas.....................            153          16,141,025        3.90           105,497         614             84.01
Utah......................             34           6,034,792        1.46           177,494         601             81.65
Virginia..................             84          14,149,483        3.41           168,446         609             80.62
Vermont...................              3             540,350        0.13           180,117         580             87.48
Washington................             68          10,231,910        2.47           150,469         609             83.21
Wisconsin.................            109          14,161,546        3.42           129,922         606             84.75
West Virginia.............              9           1,232,121        0.30           136,902         592             81.95
Wyoming...................              6             551,481        0.13            91,914         616             86.13
                                   --------      ------------    -------------    ----------    ------------     ---------------
         TOTAL............          2,932        $414,387,094      100.00%         $141,333         610             83.03%

o    No more than 0.3% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.3%
     of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Nevada.

                                      S-32

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                                NUMBER OF                       PERCENTAGE OF     AVERAGE                         WEIGHTED AVERAGE
                                 MORTGAGE        PRINCIPAL         MORTGAGE      PRINCIPAL    WEIGHTED AVERAGE      LOAN-TO-VALUE
LOAN PURPOSE                      LOANS           BALANCE           LOANS         BALANCE       CREDIT SCORE            RATIO
----------------------------    ---------      -------------    -------------    ---------    ----------------    ----------------

Purchase....................        738        $  98,893,663        23.87%       $134,002            618               87.91%
Rate/Term Refinance.........        277           37,421,973         9.03         135,097            621               81.81
Equity Refinance............      1,917          278,071,458        67.10         145,056            605               81.45
                                ---------      -------------    -------------    ---------    ----------------     ---------------
         TOTAL..............      2,932         $414,387,094       100.00%       $141,333            610               83.03%

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                 NUMBER OF                       PERCENTAGE OF     AVERAGE                         WEIGHTED AVERAGE
                                  MORTGAGE        PRINCIPAL        MORTGAGE       PRINCIPAL    WEIGHTED AVERAGE      LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS           BALANCE          LOANS          BALANCE       CREDIT SCORE            RATIO
----------------------------     ---------      ------------     -------------    ---------    ----------------    ----------------

Full Documentation..........       2,141        $290,680,100        70.15%        $135,768            603                83.83%
Reduced Documentation.......         791         123,706,994        29.85          156,393            626                81.14
                                ---------      -------------    -------------    ---------    ----------------     ---------------
         TOTAL..............       2,932        $414,387,094       100.00%        $141,333            610                83.03%

o    No more than 10.4% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                NUMBER OF                       PERCENTAGE OF     AVERAGE                         WEIGHTED AVERAGE
                                MORTGAGE         PRINCIPAL        MORTGAGE       PRINCIPAL    WEIGHTED AVERAGE      LOAN-TO-VALUE
OCCUPANCY                         LOANS           BALANCE           LOANS         BALANCE       CREDIT SCORE            RATIO
----------------------------    ---------       ------------    -------------    ---------    ----------------    ----------------

Primary Residence...........      2,650         $380,492,458       91.82%        $143,582            607               83.42%
Second/Vacation.............         60           10,172,440        2.45          169,541            641               84.34
Non-Owner Occupied..........        222           23,722,196        5.72          106,857            639               76.20
                                ---------      -------------    -------------    ---------    ----------------     ---------------
         TOTAL..............      2,932         $414,387,094      100.00%        $141,333            610               83.03%

                                      S-33

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                 NUMBER OF                      PERCENTAGE OF     AVERAGE                         WEIGHTED AVERAGE
                                  MORTGAGE        PRINCIPAL       MORTGAGE       PRINCIPAL     WEIGHTED AVERAGE     LOAN-TO-VALUE
PROPERTY TYPE                      LOANS           BALANCE          LOANS         BALANCE        CREDIT SCORE           RATIO
----------------------------     ---------       ------------   -------------    ---------     ----------------   ----------------

Single-family detached......       2,349         $323,013,159       77.95%        $137,511            608               83.10%
Planned Unit Developments
    (detached)..............         231           44,143,430       10.65          191,097            610               84.50
Condo Low-Rise (less than 5
    stories)................          94           14,912,929        3.60          158,648            623               82.41
Two-to-four family units....         100           14,380,981        3.47          143,810            626               82.17
Manufactured Home...........          83            7,402,023        1.79           89,181            619               76.80
Planned Unit Developments
    (attached)..............          40            6,126,052        1.48          153,151            613               83.83
Townhouse...................          33            4,099,914        0.99          124,240            604               75.96
Condo Mid-Rise (5 to 8
    stories)................           2              308,606        0.07          154,303            656               90.00
                                 ---------      -------------    -------------    ---------    ----------------     ---------------
         TOTAL..............       2,932         $414,387,094      100.00%        $141,333            610               83.03%

                       CREDIT GRADES OF THE MORTGAGE LOANS

                                 NUMBER OF                     PERCENTAGE OF     AVERAGE                         WEIGHTED AVERAGE
                                  MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL    WEIGHTED AVERAGE      LOAN-TO-VALUE
CREDIT GRADE                       LOANS          BALANCE          LOANS         BALANCE       CREDIT SCORE            RATIO
----------------------------     ---------      ------------   -------------    ---------    ----------------    ----------------

A4..........................        1,582       $234,726,714       56.64%        $148,373           635               85.11%
AX..........................          440         63,974,974       15.44          145,398           605               80.50
AM..........................          468         62,871,569       15.17          134,341           574               84.09
B ..........................          278         34,987,364        8.44          125,854           554               78.93
C ..........................          102         11,570,950        2.79          113,441           534               70.85
CM..........................           62          6,255,523        1.51          100,896           528               65.57
                                 ---------      -------------   -------------    ---------    ----------------    ---------------
         TOTAL..............        2,932       $414,387,094      100.00%        $141,333           610               83.03%

                                      S-34

                 PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                   NUMBER OF                   PERCENTAGE OF      AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                                   MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         LOAN-TO-VALUE
PREPAYMENT PENALTY TERM              LOANS         BALANCE         LOANS          BALANCE     CREDIT SCORE           RATIO
----------------------------       ---------    ------------   -------------     ---------    ------------      ----------------

None........................         1,106      $152,906,552       36.90%        $138,252           610              82.45%
12 Months...................           104        18,713,689        4.52          179,939           611              82.50
24 Months...................         1,214       176,130,769       42.50          145,083           605              83.43
36 Months...................           496        65,464,151       15.80          131,984           623              83.35
60 Months...................            11         1,113,748        0.27          101,250           631              87.73
Other.......................             1            58,185        0.01           58,185           619              85.00
                                   ---------    -------------  -------------    ---------      -----------      ----------------
         TOTAL..............         2,932      $414,387,094      100.00%        $141,333           610              83.03%

o    Other means not 0, 12, 24, 36 or 60 months and not more than 60 months.

                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                                   NUMBER OF                    PERCENTAGE OF      AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                                   MORTGAGE       PRINCIPAL        MORTGAGE       PRINCIPAL       AVERAGE         LOAN-TO-VALUE
INTEREST ONLY TERM                   LOANS         BALANCE          LOANS          BALANCE     CREDIT SCORE           RATIO
----------------------------       ---------     ------------   -------------     ---------    ------------      ----------------

None........................         2,906       $407,530,754       98.35%        $140,238           610              83.00%
24 Months...................            18          5,056,680        1.22          280,927           631              84.33
36 Months...................             4            718,460        0.17          179,615           647              83.34
60 Months...................             4          1,081,200        0.26          270,300           631              87.56
                                   ---------     -------------  -------------     ---------    ------------      ----------------
         TOTAL..............         2,932       $414,387,094      100.00%        $141,333           610              83.03%

                                      S-35

                       NOTE MARGINS OF THE MORTGAGE LOANS

                                   NUMBER OF                      PERCENTAGE OF     AVERAGE       WEIGHTED        WEIGHTED AVERAGE
                                   MORTGAGE        PRINCIPAL         MORTGAGE      PRINCIPAL       AVERAGE         LOAN-TO-VALUE
NOTE MARGINS (%)                     LOANS          BALANCE           LOANS         BALANCE     CREDIT SCORE           RATIO
----------------------------       ---------      ------------    -------------   -----------   ------------      ----------------

N/A (Fixed).................           535        $ 67,071,841       16.19%        $125,368           629              82.63%
3.0000 - 3.4999.............             1              74,688        0.02           74,688           739              85.00
4.0000 - 4.4999.............             3             462,161        0.11          154,054           648              78.83
4.5000 - 4.9999.............             5           1,225,657        0.30          245,131           614              80.44
5.0000 - 5.4999.............           155          32,128,009        7.75          207,277           625              84.99
5.5000 - 5.9999.............           287          48,525,480       11.71          169,078           627              81.77
6.0000 - 6.4999.............           382          58,207,504       14.05          152,376           623              79.60
6.5000 - 6.9999.............           553          81,036,769       19.56          146,540           609              83.87
7.0000 - 7.4999.............           420          56,631,687       13.67          134,837           596              85.42
7.5000 - 7.9999.............           293          36,578,426        8.83          124,841           579              85.85
8.0000 - 8.4999.............           132          15,913,374        3.84          120,556           572              82.55
8.5000 - 8.9999.............            86           9,602,496        2.32          111,657           564              79.44
9.0000 - 9.4999.............            50           4,288,801        1.03           85,776           565              78.87
9.5000 - 9.9999.............            27           2,183,795        0.53           80,881           558              74.15
10.0000 - 10.4999...........             3             456,405        0.11          152,135           529              84.76
                                   ---------     -------------    -------------    ---------     -------------     ---------------
         TOTAL...............        2,932        $414,387,094      100.00%        $141,333           610              83.03%

o    As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans will be approximately 6.6868% per annum.

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                NUMBER OF                     PERCENTAGE OF     AVERAGE                          WEIGHTED AVERAGE
                                 MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL    WEIGHTED AVERAGE      LOAN-TO-VALUE
MAXIMUM MORTGAGE RATES (%)        LOANS          BALANCE          LOANS         BALANCE       CREDIT SCORE            RATIO
---------------------------     ---------     ------------    -------------    ---------    ----------------     ----------------

N/A (Fixed)................          535      $ 67,071,841       16.19%        $125,368            629                82.63%
11.0000 - 11.9999..........           12         2,463,843        0.59          205,320            653                65.92
12.0000 - 12.9999..........          299        53,376,435       12.88          178,517            636                78.77
13.0000 - 13.9999..........        1,053       164,148,006       39.61          155,886            614                83.49
14.0000 - 14.9999..........          714        93,977,034       22.68          131,620            590                85.94
15.0000 - 15.9999..........          259        28,209,019        6.81          108,915            565                81.72
16.0000 - 16.9999..........           58         4,942,948        1.19           85,223            564                80.73
17.0000 - 17.9999..........            2           197,968        0.05           98,984            515                55.94
                                ---------     -------------    -------------   ---------    ----------------     ---------------
         TOTAL.............        2,932      $414,387,094      100.00%        $141,333            610                83.03%

o    As of the cut-off date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 13.8162% per annum.

                                      S-36

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                 NUMBER OF                   PERCENTAGE OF       AVERAGE        WEIGHTED       WEIGHTED AVERAGE
                                  MORTGAGE      PRINCIPAL       MORTGAGE        PRINCIPAL        AVERAGE        LOAN-TO-VALUE
MINIMUM MORTGAGE RATES (%)         LOANS         BALANCE         LOANS           BALANCE      CREDIT SCORE          RATIO
---------------------------      ---------    ------------   -------------      ---------     ------------     ----------------

N/A (Fixed)................           535     $ 67,071,841       16.19%          $125,368          629              82.63%
3.0000 - 3.9999............             1           74,688        0.02             74,688          739              85.00
4.0000 - 4.9999............             1          405,000        0.10            405,000          682              90.00
5.0000 - 5.9999............           178       33,056,342        7.98            185,710          636              77.66
6.0000 - 6.9999............           820      135,432,075       32.68            165,161          618              82.63
7.0000 - 7.9999............           872      119,771,987       28.90            137,353          598              85.23
8.0000 - 8.9999............           347       41,789,758       10.08            120,432          583              83.95
9.0000 - 9.9999............           145       14,023,587        3.38             96,714          568              80.17
10.0000 - 10.9999..........            33        2,761,815        0.67             83,691          555              80.38
                                ---------     -------------   -------------     ----------    -------------     ---------------
         TOTAL.............         2,932     $414,387,094      100.00%          $141,333          610              83.03%

o    As of the cut-off date, the weighted average Minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 7.1225% per annum.

                                      S-37

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                                   NUMBER OF                    PERCENTAGE OF     AVERAGE                      WEIGHTED AVERAGE
                                    MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL   WEIGHTED AVERAGE    LOAN-TO-VALUE
NEXT INTEREST ADJUSTMENT DATE         LOANS         BALANCE         LOANS         BALANCE      CREDIT SCORE          RATIO
-----------------------------      ---------     ------------   -------------    ---------   ----------------  ----------------

N/A (Fixed)..................          535       $ 67,071,841       16.19%        $125,368          629              82.63%
July 2005....................            1             58,931        0.01           58,931          528              80.00
August 2005..................            2            261,350        0.06          130,675          559              79.49
September 2005...............            4            533,391        0.13          133,348          546              83.82
October 2005.................            4            515,696        0.12          128,924          525              87.07
February 2006................            1            355,414        0.09          355,414          678              85.00
March 2006...................            1            111,195        0.03          111,195          628              80.00
May 2006.....................            1             67,468        0.02           67,468          676              71.00
June 2006....................            3            433,268        0.10          144,423          596              84.04
July 2006....................            7          1,791,006        0.43          255,858          631              85.93
August 2006..................           29          6,143,654        1.48          211,850          633              87.07
September 2006...............           96         20,853,237        5.03          217,221          618              86.18
October 2006.................            2            403,975        0.10          201,987          589              58.23
November 2006................            7          1,115,785        0.27          159,398          643              89.47
December 2006................           24          4,943,591        1.19          205,983          611              81.87
January 2007.................           65         10,015,744        2.42          154,088          617              85.59
February 2007................          334         46,433,095       11.21          139,021          601              84.00
March 2007...................          947        127,642,471       30.80          134,786          603              82.62
April 2007...................          471         69,593,203       16.79          147,756          598              83.12
July 2007....................            1             87,271        0.02           87,271          628              80.00
August 2007..................            5            814,824        0.20          162,965          639              88.25
September 2007...............            3            871,544        0.21          290,515          647              88.56
October 2007.................            2            169,454        0.04           84,727          627              86.66
November 2007................            1            255,825        0.06          255,825          550              90.00
December 2007................            5            423,831        0.10           84,766          573              77.99
January 2008.................           17          3,127,449        0.75          183,968          617              84.78
February 2008................           40          5,006,127        1.21          125,153          620              81.42
March 2008...................          185         26,864,585        6.48          145,214          619              80.39
April 2008...................          139         18,421,871        4.45          132,531          617              81.76
                                 ---------      -------------    -------------    ---------    ----------------   --------------
         TOTAL...............        2,932       $414,387,094      100.00%        $141,333          610              83.03%

o    As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months.

                                      S-38

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge, none of the mortgage loans have loan to value ratios at origination in excess of 80% that are insured by a borrower-paid, primary insurance policy and approximately 62.2% of the mortgage loans are mortgage loans with loan to value ratios at origination in excess of 80% that are not insured by a borrower-paid, primary insurance policy.

         See "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard
Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the
prospectus.

UNDERWRITING STANDARDS

         As used in this prospectus supplement, LTV ratio means that ratio, expressed as a percentage of (a) the principal amount of the mortgage loan at origination, over (b) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified mortgage loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification.

         Prior to assignment to the depositor, Residential Funding reviewed the underwriting standards for the mortgage loans and purchased all the mortgage loans from mortgage collateral sellers who participated in or whose loans were in substantial conformity with the standards set forth in Residential Funding's
A1terNet Program or which are otherwise in conformity with the standards set forth in the description of credit grades set forth in this prospectus supplement. In addition, reference is made to "The Trusts--Underwriting
Policies" in the prospectus for important information in addition to that set forth in this prospectus supplement regarding the underwriting standards for the mortgage loans, including automated underwriting.

         All of the mortgage loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for
Fannie Mae and Freddie Mac. Residential Funding established credit grades by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those credit grades applicable to the mortgage loans is set forth below.

         Residential Funding's underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

               o    the creditworthiness of a mortgagor,

               o    the income sufficiency of a mortgagor's projected family
                    income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income
                    from investment property, and

               o    the adequacy of the mortgaged property expressed in terms of
                    LTV ratio, to serve as the collateral for a mortgage loan.

         Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor would have been required to furnish information with respect to the mortgagor's assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The information may have been supplied solely in the loan application. The mortgagor may also have been

                                      S-39

required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation homes, generally no income derived from the property was considered for underwriting purposes.

         Based on the data provided in the application, certain verifications, if required by the originator of the mortgage loan, and the appraisal or other valuation of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective mortgagor's gross income.
The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

         Some of the mortgage loans have been originated under "stated income"
programs (also referred to in this prospectus supplement as "reduced documentation" programs) that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

         The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers were either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator.

         The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         In certain instances, the LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator. In most cases, the mortgage loans were either originated and underwritten in accordance with Residential Funding's AlterNet
Program, as discussed below, or otherwise acquired from a mortgage collateral seller based on standards consistent with the following discussion on credit grades classification or substantially similar standards acceptable to
Residential Funding. Exceptions to these standards are made, however, on a case by case basis if it is determined, generally based on compensating factors, that an underwriting exception is warranted. Compensating factors may include, but are not limited to, a low LTV ratio, stable employment, a relatively long period of time in the same residence, a mortgagor's cash reserves and savings and monthly residual income.

         The credit grade categories determined by Residential Funding as applicable to all of the mortgage loans are expressed in this prospectus supplement as Credit Grade Categories A4, Ax, Am, B, C and Cm. The following is a general description of the Credit Grades:

                                      S-40

         CREDIT GRADE CATEGORY A4: Under Credit Grade Category A4, the
prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score generally will be 600 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 90% is permitted for a mortgage loan on a non-owner occupied property or 70%
for mortgage loans originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY AX: Under Credit Grade Category Ax, the
prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. A maximum of one 30-day late payment, and no
60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. The credit score on the primary borrower generally will be 600 or greater. With respect to each mortgagor in this Credit Grade Category, no foreclosure proceedings are permitted in the past 5 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 85%
for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 80% under the stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY AM: Under Credit Grade Category Am, the
prospective mortgagor is required to have generally repaid all previous or existing installment or revolving debt according to its terms. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 580 and 599. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 3 years. The mortgaged property must be in average to good condition. A maximum
LTV ratio of 90% is permitted for a mortgage loan on an owner-occupied property or 80% for mortgage loans originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 70% for mortgage loans originated under a stated
income documentation program. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on an initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY B: Under Credit Grade Category B, the prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of
$2,500 at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 560 and 579. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 2 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on an owner-occupied property or 75% under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property or 65%
for mortgage loans originated under a stated income documentation program. The debt

                                      S-41

service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2%
per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY C: Under Credit Grade Category C, the prospective mortgagor may have experienced significant credit problems in the past. With respect to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent. A maximum of one 90-day late payment(s)
within the last 12 months is acceptable on an existing mortgage loan. With respect to non-mortgage credit, significant prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of $5,000 at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 540 and 559. With respect to each mortgagor in this credit grade category, no foreclosure proceedings in the past
2 years. The mortgaged property must be in average to good condition. A maximum
LTV ratio of 75% is permitted for mortgage loans on an owner-occupied property or 65% for mortgage loans originated under a stated income documentation program. A maximum LTV ratio of 65% is permitted for mortgage loans originated under a full documentation program or a maximum LTV rate of 55% for mortgage loans originated under a stated income documentation program on a non-owner occupied property. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         CREDIT GRADE CATEGORY CM: Under Credit Grade Category Cm, the
prospective mortgagor may have experienced substantial credit problems in the past. With respect to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of one 90-day late payment(s) within the last 12 months is acceptable on an existing mortgage loan.
The prospective mortgagor's credit history is poor and a notice of default may have been filed. The credit score on the primary borrower generally will be 540 or below. With respect to each mortgagor in this credit grade category, no foreclosure proceedings in the past year. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for mortgage loans on an owner-occupied property or 60% for mortgage loans originated under stated documentation program. A maximum LTV ratio of 60% is permitted for mortgage loans originated under a full documentation program on a non-owner-occupied property. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

         For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. In most cases, Chapter 7 bankruptcies were discharged in the past 12 months; and Chapter 13 bankruptcies must be paid as agreed for the past 12 months and paid off prior to or at closing. Any adverse account affecting title must also be paid down to zero at closing. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors. As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. The underwriting process may determine that the prospective mortgagor warrants a credit grade category upgrade based on compensating factors. Examples of compensating factors include strong residual income, strong prior mortgage history, 6 months or more of liquid reserves, LTV ratios below
65%, or a credit score above 600. The foregoing credit grade classifications are based on factors that are exclusive of the additional protection against loss that borrower-paid primary mortgage insurance customarily provides on loans which have LTV ratios in excess of 80%.

                                      S-42

         Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular mortgage loans in Credit Grade Categories C and Cm as described above, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

THE ALTERNET PROGRAM

         Residential Funding has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by Residential Funding on the basis of criteria set forth in Residential Funding's Client Guide, referred to as the Guide. For those mortgage loans that Residential Funding purchased from sellers in this program, each mortgage loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the
Guide.

         If a seller in this program becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if the net worth, financial performance or delinquency and foreclosure rates of a seller in this program are adversely impacted, that institution may continue to be treated as a seller in this program.

RESIDENTIAL FUNDING

         Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

         Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present some of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential
Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

SERVICING

         Primary servicing will be provided by HomeComings Financial Network,
Inc., a wholly owned subsidiary of Residential Funding, with respect to all of the mortgage loans. HomeComings Financial Network, Inc.'s servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and
at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

         HomeComings specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgages and the real property securing these mortgage loans. HomeComings is an approved
"Special Servicer" by Standard and Poor's and Fitch.

                                      S-43

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of the cut-off date, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form
8-K.

                    THE YIELD MAINTENANCE AGREEMENTS PROVIDER

         The yield maintenance agreements provider has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter, or any of their respective affiliates as to the accuracy and completeness of this information.

         Bear Stearns Financial Products Inc., or BSFP, will be the yield maintenance agreements provider. BSFP is a bankruptcy remote derivatives products company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors
Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.

         Requests for information should be directed to the DPC Manager of Bear
Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison
Avenue, Suite 2700, New York, New York 10179.

                                      S-44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

         The Series 2005-KS4 Home Equity Mortgage Asset-Backed Pass-Through
Certificates will consist of the following seventeen classes:

         o    Class A-1 Certificates;

         o    Class A-2 Certificates;

         o    Class A-3 Certificates, which together with the Class A-1
              Certificates and Class A-2 Certificates are sometimes referred to as the Sequential Certificates;

         o    Class A-4A Certificates and Class A-4B Certificates, which together are sometimes referred to as the Class A-4 Certificates, and which together with the Sequential Certificates are sometimes referred to as the Class A Certificates;

         o    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6
              and Class M-7 Certificates, which together are sometimes referred to as the Class M Certificates;

         o    Class B-1 Certificates and Class B-2 Certificates, which together are sometimes referred to as the Class B Certificates, and which together with the Class M Certificates are sometimes referred to as the Subordinate Certificates;

         o    Class SB Certificates; and

         o    Class R-I Certificates and Class R-II Certificates, which together are sometimes referred to as the Class R Certificates.

         Only the Class A Certificates and Class M Certificates are offered by this prospectus supplement. See "--Glossary of Terms" in this prospectus supplement for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o    the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

         o    the assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial account and in the certificate account and belonging to the trust;

         o    property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

         o    any applicable primary insurance policies and standard hazard insurance policies;

         o    the yield maintenance agreements; and

         o    all proceeds of the foregoing.

                                      S-45

         The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A and Class M-1
Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class M-7 and Class B Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

         The offered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the prospectus under "Description of the Certificates--Form of Certificates."
Investors in the offered certificates may elect to hold their offered certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg
and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the offered certificates under the limited circumstances described in this prospectus supplement,

         o    all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and

         o    all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

         GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting
DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates. Transfers between participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

                                      S-46

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Form of Certificates."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates,"
the trustee is required to notify, through DTC, participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates for their offered certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC, Clearstream, Luxembourg and
Euroclear and the offered certificates, see "Description of the
Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRUED CERTIFICATE INTEREST--With respect to any class of Class A,
Class M and Class B Certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate
Principal Balance immediately prior to that distribution date at the related
Pass-Through Rate for that distribution date.

         Accrued Certificate Interest will be reduced by Prepayment Interest
Shortfalls from the mortgage loans to the extent not covered by Eligible Master
Servicer Compensation, and by Relief Act Shortfalls, each as described in
"--Interest Distributions" below. These reductions will be allocated to the certificates on a pro rata basis, based upon the amount of Accrued Certificate
Interest that would have accrued on these certificates absent these reductions.

         Accrued Certificate Interest on the Class A, Class M and Class B
Certificates will also be reduced by any interest shortfalls resulting from the failure of the yield maintenance agreements provider to make any required payments under the related yield maintenance agreement. Such shortfalls will be allocated on a pro rata basis based upon the amount of interest, if any, that each class of Class A, Class M and Class B Certificates was entitled to, but did not receive, under the related yield maintenance agreement.

         In addition to the foregoing, Accrued Certificate Interest on any class of Class A, Class M and Class B Certificates may be reduced by the interest portion of Realized Losses on the mortgage loans that are not covered by Excess
Cash Flow or overcollateralization and are allocated to that class of certificates as described in "--Allocation of Losses" below.

                                      S-47

         Accrued Certificate Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

         AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

         o    the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master
              servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

         o    unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and
              Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month;

         o    all Advances made for that distribution date in respect of the mortgage loans; and

         o    any amounts received pursuant to the yield maintenance agreements, but only to the extent used to cover basis risk shortfalls arising on that distribution date.

         In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available
Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under
"--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

         BASIS RISK SHORTFALL--With respect to each class of Class A, Class M and Class B Certificates and any distribution date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to the lesser of (a) One-Month LIBOR plus the related
Margin and (b) the Weighted Average Maximum Net Mortgage Rate, over (ii) Accrued
Certificate Interest for that class calculated using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a rate equal to the lesser of (a) One-Month LIBOR plus the related Margin and (b) the
Weighted Average Maximum Net Mortgage Rate. In addition, any interest rate shortfalls allocated to that class caused by the failure of the yield maintenance agreements provider to make required payments pursuant to the related yield maintenance agreement will be Basis Risk Shortfalls payable in the amounts and priority described under "--Excess Cash Flow and
Overcollateralization" below.

         CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

         CERTIFICATE PRINCIPAL BALANCE--With respect to any class of Class A,
Class M and Class B Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a)
all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal
Balance in connection with the

                                      S-48

allocation of Realized Losses in the manner described in this prospectus supplement; provided, that with respect to any distribution date, the
Certificate Principal Balance of any outstanding class of certificates to which a Realized Loss was previously allocated and remains unreimbursed will be increased to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, in the case of the Class A Certificates, on a pro rata basis, based on the amount of Realized Losses previously allocated thereto and remaining unreimbursed, in each case pursuant to the distributions described in
"--Excess Cash Flow and Overcollateralization" below, but only to the extent of
Subsequent Recoveries received during the previous calendar month.

         The initial Certificate Principal Balance of the Class SB Certificates
is equal to the excess, if any, of (a) the initial aggregate Stated Principal
Balance of the mortgage loans over (b) the initial aggregate Certificate
Principal Balance of the Class A, Class M and Class B Certificates.

         CLASS A MONTHLY STRIKE RATE--With respect to each distribution date and the yield maintenance agreement relating to the Class A Certificates, the per annum rate set forth next to such distribution date in the applicable table below:

DISTRIBUTION DATE       MONTHLY STRIKE RATE          DISTRIBUTION DATE     MONTHLY STRIKE RATE
-----------------       -------------------          -----------------     -------------------
May 2005                        N/A                  May 2006                    7.00%
June 2005                      6.77%                 June 2006                   6.77%
July 2005                      7.00%                 July 2006                   7.00%
August 2005                    6.77%                 August 2006                 6.77%
September 2005                 6.77%                 September 2006              6.77%
October 2005                   7.00%                 October 2006                7.00%
November 2005                  6.77%                 November 2006               6.77%
December 2005                  7.00%                 December 2006               7.00%
January 2006                   6.77%                 January 2007                6.77%
February 2006                  6.77%                 February 2007               6.77%
March 2006                     7.51%                 March 2007
April 2006                     6.77%                    and thereafter            N/A

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that distribution date, the Principal
Distribution Amount for that distribution date or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the Principal Distribution Amount for that distribution date; and

         o    the excess, if any, of (A) the aggregate Certificate Principal
              Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
              the applicable Subordination Percentage and (2) the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

                                      S-49

         CLASS A YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE--With respect to any distribution date specified below and the yield maintenance agreement relating to the Class A Certificates, the lesser of (1) the aggregate
Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date and (2) the approximate amount specified below for that distribution date:

DISTRIBUTION DATE        NOTIONAL BALANCE            DISTRIBUTION DATE      NOTIONAL BALANCE
-----------------        ----------------            -----------------      ----------------

May 2005                        N/A                  May 2006                 $244,522,432
June 2005                  $328,689,735              June 2006                $235,089,498
July 2005                  $324,958,321              July 2006                $225,929,027
August 2005                $320,314,225              August 2006              $217,033,125
September 2005             $314,762,499              September 2006           $208,394,128
October 2005               $308,314,102              October 2006             $200,004,594
November 2005              $300,986,047              November 2006            $191,857,299
December 2005              $292,801,489              December 2006            $183,945,226
January 2006               $283,926,250              January 2007             $176,261,565
February 2006              $274,389,794              February 2007            $164,010,248
March 2006                 $264,238,449              March 2007
April 2006                 $254,235,958                 and thereafter            N/A

         CLASS A-4 TRIGGER EVENT--A Class A-4 Trigger Event is in effect on any distribution date if, (i) beginning on the distribution date in October 2006, the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related due period, divided by the sum of the aggregate principal balance of the mortgage loans as of the cut-off date, exceeds 2.85%, or (ii) on or after the Stepdown Date, a Trigger Event is in effect.

         CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M Principal Distribution
Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount and Class M Principal Distribution Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A and Class M
              Certificates (after taking into account the payment of the Class A
              Principal Distribution Amount and Class M Principal Distribution
              Amount for that distribution date) and (2) the Certificate
              Principal Balance of the Class B-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal
              Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
              Overcollateralization Floor.

                                      S-50

         CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M Principal Distribution Amount
and Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M Principal Distribution Amount and Class B-1
              Principal Distribution Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M and Class
              B-1 Certificates (after taking into account the payment of the
              Class A Principal Distribution Amount, Class M Principal
              Distribution Amount and Class B-1 Principal Distribution Amount
              for that distribution date) and (2) the Certificate Principal
              Balance of the Class B-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
              the applicable Subordination Percentage and (2) the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, the sum of the Class M-1 Principal Distribution Amount, Class M-2
Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class
M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount,
Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution
Amount for that distribution date.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
              Distribution Amount for that distribution date) and (2) the
              Certificate Principal Balance of the Class M-1 Certificates
              immediately prior to that distribution date over (B) the lesser of
              (x) the product of (1) the applicable Subordination Percentage and
              (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
              distribution date and (y) the excess, if any, of the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
              Overcollateralization Floor.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A

                                      S-51

Principal Distribution Amount and Class M-1 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount and the Class M-1 Principal Distribution Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A Certificates and
              Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal
              Distribution Amount for that distribution date) and (2) the
              Certificate Principal Balance of the Class M-2 Certificates
              immediately prior to that distribution date over (B) the lesser of
              (x) the product of (1) the applicable Subordination Percentage and
              (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
              distribution date and (y) the excess, if any, of the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
              Overcollateralization Floor.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount and Class M-2 Principal Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount and Class M-2
              Principal Distribution Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M-1 and Class
              M-2 Certificates (after taking into account the payment of the
              Class A Principal Distribution Amount, Class M-1 Principal
              Distribution Amount and Class M-2 Principal Distribution Amount
              for that distribution date) and (2) the Certificate Principal
              Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
              the applicable Subordination Percentage and (2) the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal
Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount, Class M-2
              Principal Distribution Amount and Class M-3 Principal Distribution
              Amount; and

                                      S-52

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M-1, Class M-2
              and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal
              Distribution Amount, Class M-2 Principal Distribution Amount and
              Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4
              Certificates immediately prior to that distribution date over (B)
              the lesser of (x) the product of (1) the applicable Subordination
              Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the
              aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount and Class M-4 Principal Distribution Amount or (ii) on or
after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount, the Class M-2
              Principal Distribution Amount, Class M-3 Principal Distribution
              Amount and Class M-4 Principal Distribution Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M-1, Class
              M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,
              Class M-1 Principal Distribution Amount, Class M-2 Principal
              Distribution Amount, Class M-3 Principal Distribution Amount and
              Class M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-5
              Certificates immediately prior to that distribution date over (B)
              the lesser of (x) the product of (1) the applicable Subordination
              Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the
              aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

         CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5
Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount, the Class M-2
              Principal Distribution Amount, Class M-3 Principal Distribution
              Amount, Class M-4 Principal Distribution Amount and Class M-5
              Principal Distribution Amount; and

                                      S-53

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M-1, Class
              M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount, Class M-2
              Principal Distribution Amount, Class M-3 Principal Distribution
              Amount, Class M-4 Principal Distribution Amount and Class M-5
              Principal Distribution Amount for that distribution date) and (2)
              the Certificate Principal Balance of the Class M-6 Certificates
              immediately prior to that distribution date over (B) the lesser of
              (x) the product of (1) the applicable Subordination Percentage and
              (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
              distribution date and (y) the excess, if any, of the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
              Overcollateralization Floor.

         CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount and Class M-6 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

         o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
              Amount, Class M-1 Principal Distribution Amount, Class M-2
              Principal Distribution Amount, Class M-3 Principal Distribution
              Amount, Class M-4 Principal Distribution Amount, Class M-5
              Principal Distribution Amount and Class M-6 Principal Distribution
              Amount; and

         o    the excess, if any, of (A) the sum of (1) the aggregate
              Certificate Principal Balance of the Class A, Class M-1, Class
              M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates
              (after taking into account the payment of the Class A Principal
              Distribution Amount, Class M-1 Principal Distribution Amount,
              Class M-2 Principal Distribution Amount, Class M-3 Principal
              Distribution Amount, Class M-4 Principal Distribution Amount,
              Class M-5 Principal Distribution Amount and Class M-6 Principal
              Distribution Amount for that distribution date) and (2) the
              Certificate Principal Balance of the Class M-7 Certificates
              immediately prior to that distribution date over (B) the lesser of
              (x) the product of (1) the applicable Subordination Percentage and
              (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
              distribution date and (y) the excess, if any, of the aggregate
              Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the
              Overcollateralization Floor.

         ELIGIBLE MASTER SERVICING COMPENSATION--For any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal
Balance of the mortgage loans immediately preceding that distribution date and
(b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

         EXCESS CASH FLOW--With respect to any distribution date, an amount equal to the sum of (x) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (a) the Interest Distribution Amount for that distribution date and (b) the Principal Remittance Amount for that distribution date and (y) the Overcollateralization Reduction Amount, if any,
for that distribution date.

                                      S-54

         EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount on that distribution date.
         EXPENSE FEE RATE--With respect to any mortgage loan, the sum of the rates at which the master servicing and subservicing fees are paid.

         FITCH--Fitch Ratings.

         INTEREST ACCRUAL PERIOD--With respect to any distribution date and the
Class A, Class M and Class B Certificates, (i) with respect to the distribution date in May 2005, the period commencing on the closing date and ending on the day preceding the distribution date in May 2005, and (ii) with respect to any distribution date after the distribution date in May 2005, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

         INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest on the Class A, Class M and
Class B Certificates for that distribution date and any Accrued Certificate
Interest remaining unpaid for any previous distribution date.

         MARGIN--With respect to each class of Class A, Class M and Class B
Certificates, the related margins set forth in the table below:

                                 RELATED MARGIN

           CLASS                       (1)                             (2)
     ------------------            ------------                  ---------------

            A-1                       0.080%                         0.160%
            A-2                       0.200%                         0.400%
            A-3                       0.300%                         0.600%
           A-4A                       0.200%                         0.400%
           A-4B                       0.350%                         0.700%
            M-1                       0.410%                         0.615%
            M-2                       0.580%                         0.870%
            M-3                       0.630%                         0.945%
            M-4                       0.670%                         1.005%
            M-5                       1.200%                         1.800%
            M-6                       1.250%                         1.875%
            M-7                       1.700%                         2.550%
            B-1                       3.000%                         4.500%
            B-2                       2.850%                         4.275%

------------------------

(1)  Initially.

(2)  On or after the second distribution date after the first possible optional termination date.

         MOODY'S--Moody's Investors Service, Inc.

         NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

         NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, multiplied by a fraction equal to

                                      S-55

30 divided by the actual number of days in the related Interest Accrual Period, as adjusted to account for payments required to be made under the related yield maintenance agreement, if any.

         ONE-MONTH LIBOR--The London interbank offered rate for one-month United
States Dollar deposits determined as described in this prospectus supplement.

         OPTIONAL TERMINATION DATE--The first distribution date on which the master servicer or the holder of the Class SB Certificates, as applicable, can exercise its right to purchase the mortgage loans and other remaining assets from the trust as described in "Pooling and Servicing Agreement--Termination" in
this prospectus supplement.

         OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates before taking into account distributions of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR--An amount equal to 0.50% of the aggregate
Stated Principal Balance of the mortgage loans as of the cut-off date.

         OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow for that distribution date (to the extent not used to cover the amounts described in clauses (iv) and (v) of the definition of Principal Distribution Amount as of such distribution date) and (ii) the excess, if any, of (x) the Required
Overcollateralization Amount for that distribution date over (y) the
Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account distributions to be made on the mortgage loans that distribution date, greater than zero, an amount equal to the lesser of (i)
the Excess Overcollateralization Amount for that distribution date and (ii) the
Principal Remittance Amount for that distribution date.

         PASS-THROUGH RATE--With respect to each class of Class A, Class M and
Class B Certificates and any distribution date, the lesser of (i) One-Month
LIBOR plus the related Margin and (ii) the Net WAC Cap Rate.

         PREPAYMENT INTEREST SHORTFALLS--With respect to the mortgage loans and any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Excess Cash Flow and
Overcollateralization" and "Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

                                      S-56

         PRINCIPAL DISTRIBUTION AMOUNT-- On any distribution date, the lesser of
(a) the excess of (i) the Available Distribution Amount over (ii) the Interest
Distribution Amount and (b) the aggregate amount described below:

         (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

         (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

         (iii) the principal portion of all other unscheduled collections other than Subsequent Recoveries, received on the mortgage loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

         (iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

         (v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b)
the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and
Overcollateralization" below; and

         (vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase
Amount for that distribution date;

         minus

         (vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

         (viii) any Capitalization Reimbursement Amount.

                In no event will the Principal Distribution Amount on any
distribution date be less than zero or greater than the outstanding aggregate
Certificate Principal Balance of the Class A, Class M and Class B Certificates.

         PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was

                                      S-57

reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the master servicer receives
Subsequent Recoveries with respect to any mortgage loan, the amount of the
Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

         RECORD DATE--With respect to the offered certificates and any distribution date, the close of business on the day prior to that distribution date.

         RELIEF ACT SHORTFALLS-- Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

         REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to 0.80% of the aggregate
Stated Principal Balance of the mortgage loans as of the cut-off date, and (b)
on or after the Stepdown Date, the greater of (i) an amount equal to 1.60% of the aggregate outstanding Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (ii) the
Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the
Required Overcollateralization Amount from the immediately preceding distribution date; provided, further, that the Required Overcollateralization
Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of certificates by that rating agency below the lower of the then current rating assigned to those certificates by that rating agency or the rating assigned to those certificates as of the closing date by that rating agency.

         SENIOR ENHANCEMENT PERCENTAGE--On any distribution date, the Senior
Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M and
Class B Certificates immediately prior to that distribution date and (y) the
Overcollateralization Amount, in each case prior to the distribution of the
Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         SEQUENTIAL CERTIFICATES--Collectively, the Class A-1, Class A-2 and
Class A-3 Certificates.

         SIXTY-PLUS DELINQUENCY PERCENTAGE--With respect to any distribution date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that distribution date.

         STANDARD & POOR'S--Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc.

         STATED PRINCIPAL BALANCE--With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due in the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus
(b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off

                                      S-58

date and ending with the due period related to the most recent distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation
Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN DATE--The earlier to occur of (i) the distribution date immediately succeeding the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii)
the later to occur of (x) the distribution date in May 2008 and (y) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to 40.00%.

         SUBORDINATE MONTHLY STRIKE RATE--With respect to each distribution date and the yield maintenance agreement relating to the Class M Certificates and
Class B Certificates, the per annum rate set forth next to such distribution date in the applicable table below:

DISTRIBUTION DATE       MONTHLY STRIKE RATE          DISTRIBUTION DATE     MONTHLY STRIKE RATE
-----------------       -------------------          -----------------     -------------------

May 2005                        N/A                  May 2006                    6.09%
June 2005                      5.86%                 June 2006                   5.86%
July 2005                      6.09%                 July 2006                   6.09%
August 2005                    5.86%                 August 2006                 5.86%
September 2005                 5.86%                 September 2006              5.86%
October 2005                   6.09%                 October 2006                6.09%
November 2005                  5.86%                 November 2006               5.86%
December 2005                  6.09%                 December 2006               6.09%
January 2006                   5.86%                 January 2007                5.86%
February 2006                  5.86%                 February 2007               5.86%
March 2006                     6.60%                 March 2007
April 2006                     5.86%                    and thereafter            N/A

         SUBORDINATE YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE--With respect to any distribution date specified below and the yield maintenance agreement relating to the Class M Certificates and Class B Certificates, the lesser of (1)
the aggregate Certificate Principal Balance of the Class M Certificates and
Class B Certificates immediately prior to that distribution date and (2) the approximate amount specified below for that distribution date:

DISTRIBUTION DATE        NOTIONAL BALANCE            DISTRIBUTION DATE      NOTIONAL BALANCE
-----------------        ----------------            -----------------      ----------------

May 2005                        N/A                  May 2006                 $79,562,000
June 2005                   $79,562,000              June 2006                $79,562,000
July 2005                   $79,562,000              July 2006                $79,562,000
August 2005                 $79,562,000              August 2006              $79,562,000
September 2005              $79,562,000              September 2006           $79,562,000
October 2005                $79,562,000              October 2006             $79,562,000
November 2005               $79,562,000              November 2006            $79,562,000
December 2005               $79,562,000              December 2006            $79,562,000
January 2006                $79,562,000              January 2007             $79,562,000
February 2006               $79,562,000              February 2007            $79,562,000
March 2006                  $79,562,000              March 2007
April 2006                  $79,562,000                 and thereafter            N/A

                                      S-59

         SUBORDINATION PERCENTAGE--With respect to each class of Class A, Class
M and Class B Certificates, the applicable percentage set forth in the table below:

                        CLASS                 SUBORDINATION PERCENTAGE
                    -------------             ------------------------

                          A                            60.00%
                         M-1                           70.10%
                         M-2                           78.50%
                         M-3                           82.30%
                         M-4                           85.00%
                         M-5                           88.40%
                         M-6                           90.50%
                         M-7                           93.00%
                         B-1                           95.80%
                         B-2                           98.40%

         SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER EVENT--A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either (a) the product of
2.50 and the Sixty-Plus Delinquency Percentage, as determined on that distribution date, equals or exceeds the Senior Enhancement Percentage for that distribution date or (b) on or after the distribution date in May 2007, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

         May 2007 to April 2008:           1.50% with respect to May 2007,
                                           plus an  additional  1/12th of 1.50%
                                           for each month thereafter.

         May  2008 to April 2009:          3.00% with respect to May 2008,
                                           plus an additional  1/12th of 1.75%
                                           for each month thereafter.

         May  2009 to April 2010:          4.75% with respect to May 2009,
                                           plus an additional 1/12th of 1.25%
                                           for each month thereafter.

         May  2010 to April 2011:          6.00% with respect to May 2010,
                                           plus an additional 1/12th of 0.75%
                                           for each month thereafter.

         May  2011 and thereafter:         6.75%.

         WEIGHTED AVERAGE MAXIMUM NET MORTGAGE RATE--With respect to any distribution date, the weighted average of the maximum Net Mortgage Rates in the case of the adjustable rate mortgage loans, or the Net Mortgage Rates in the case of the fixed-rate mortgage loans, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

                                      S-60

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         Distributions on the offered certificates will be made by the trustee beginning in May 2005 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, Texas, New York or
Illinois are required or authorized by law to be closed.

         With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the
20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

INTEREST DISTRIBUTIONS

         On each distribution date, holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to the related
Accrued Certificate Interest thereon for that distribution date plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

         On each distribution date, holders of each class of the Class M
Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

         On each distribution date, holders of the Class B Certificates will be entitled to receive interest distributions in an amount equal to the Accrued
Certificate Interest on such class plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the
Available Distribution Amount remaining after distributions of interest to the
Class A Certificates and Class M Certificates and distributions of interest to any class of Class B Certificates with a higher payment priority.

         With respect to any distribution date, any Prepayment Interest
Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation.

         Prepayment Interest Shortfalls which are not covered as described above and Relief Act Shortfalls will be allocated to the offered certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, in each case in reduction of Accrued
Certificate Interest thereon.

                                      S-61

         Any Prepayment Interest Shortfalls not covered by Eligible Master
Servicing Compensation or Excess Cash Flow and allocated to a class of certificates will accrue interest at the then-applicable Pass-Through Rate on that class of certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow available therefor on that distribution date, as described in clauses third and fourth of
"--Excess Cash Flow and Overcollateralization" below. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an
Interest Accrual Period may be covered by Excess Cash Flow in that Interest
Accrual Period in the manner described under "--Excess Cash Flow and
Overcollateralization."

         If the Pass-Through Rate on any class of Class A, Class M or Class B
Certificates is equal to the Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow to the extent described in this prospectus supplement. See "--Excess Cash Flow and Overcollateralization" below.

         The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any
Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls.

DETERMINATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the
Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second
LIBOR business day immediately prior to the commencement of such Interest
Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page
3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One
Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and
Class B Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class
A, Class M and Class B Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent

                                      S-62

party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         For any Interest Accrual Period, the trustee will determine One-Month
LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date
(or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A, Class M and Class B Certificates for the relevant Interest Accrual
Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS

         Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution
Amount remaining after the Interest Distribution Amount is distributed, a distribution allocable to principal in the manner set forth below.

         Provided that no Class A-4 Trigger Event is in effect, the Class A
Principal Distribution Amount will be distributed pro rata between the
Sequential Certificates in the aggregate on the one hand and the Class A-4
Certificates in the aggregate on the other hand, in each case until the certificate principal balances thereof are reduced to zero as follows:

         o    the pro rata portion thereof distributable to the Sequential
              Certificates will be distributed sequentially, to the Class A-1
              Certificates, Class A-2 Certificates and Class A-3 Certificates,
              in that order, in each case until the certificate principal balance thereof is reduced to zero; and

         o    the pro rata portion thereof distributable to the Class A-4
              Certificates will be distributed sequentially, to the Class A-4A
              Certificates and Class A-4B Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

         If a Class A-4 Trigger Event is in effect, the Class A Principal
Distribution Amount will be distributed sequentially, to the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4A
Certificates and Class A-4B Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

         Holders of the Class M-1 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount and the Class A
Principal Distribution Amount have been distributed, the Class M-1 Principal
Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

         Holders of the Class M-2 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount and the Class M-1 Principal Distribution Amount
have been distributed, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
Balance of the Class M-2 Certificates has been reduced to zero.

         Holders of the Class M-3 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount and
the Class M-2 Principal Distribution Amount have been distributed, the Class M-3
Principal Distribution

                                      S-63

Amount, in reduction of the Certificate Principal Balance thereof, until the
Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero.

         Holders of the Class M-4 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
Amount have been distributed, the Class M-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate
Principal Balance of the Class M-4 Certificates has been reduced to zero.

         Holders of the Class M-5 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount and the Class M-4 Principal Distribution Amount have been distributed, the Class M-5 Principal Distribution Amount, in reduction of the Certificate
Principal Balance thereof, until the Certificate Principal Balance of the Class
M-5 Certificates has been reduced to zero.

         Holders of the Class M-6 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal
Distribution Amount have been distributed, the Class M-6 Principal Distribution
Amount, in reduction of the Certificate Principal Balance thereof, until the
Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero.

         Holders of the Class M-7 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount and the Class M-6 Principal Distribution Amount have been distributed, the Class M-7 Principal Distribution Amount, in reduction of the
Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero.

         Holders of the Class B-1 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount and the Class M Principal Distribution Amount have been distributed, the Class B-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
Balance of the Class B-1 Certificates has been reduced to zero.

         Holders of the Class B-2 Certificates will be entitled to receive on each distribution date, to the extent of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A
Principal Distribution Amount, the Class M Principal Distribution Amount and the
Class B-1 Principal Distribution Amount have been distributed, the Class B-2
Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class B-2 Certificates
has been reduced to zero.

                                      S-64

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Excess Cash Flow will be applied on any distribution date as follows:

         o    first, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses previously allocated to reduce the
              Certificate Principal Balance of any class of Class A, Class M or
              Class B Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

         o    second, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

         o    third, to pay the holders of the Class A, Class M and Class B
              Certificates as part of the Principal Distribution Amount, any
              Overcollateralization Increase Amount;

         o    fourth, to pay the holders of Class A, Class M and Class B
              Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that distribution date;

         o    fifth, to pay to the holders of the Class A, Class M and Class B
              Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

         o    sixth, to pay to the holders of the Class A Certificates, pro rata, then to pay to the Subordinate Certificates, in order of priority, the amount of any Basis Risk Shortfalls remaining unpaid as of that distribution date;

         o    seventh, to pay to the holders of the Class A, Class M and Class B
              Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

         o    eighth, to pay to the holders of the Class A Certificates, pro rata, and then to the Subordinate Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

         o    ninth, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

         On any distribution date, any amounts payable pursuant to clauses first, second and third above shall be included in the Principal Distribution
Amount and shall be paid as described in "Principal Distributions" above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M or Class B
Certificates.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect

                                      S-65

of Prepayment Interest Shortfalls, Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

         The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A, Class M and Class B Certificates, to the
extent that the Required Overcollateralization Amount exceeds the
Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash
Flow to the payment of principal on the Class A, Class M and Class B
Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans.

ALLOCATION OF LOSSES

         Realized Losses on the mortgage loans will be allocated or covered as follows: first, to the Excess Cash Flow for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balances thereof have been reduced to zero; fourth, to the Class M-7 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; fifth, to the
Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-5 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero; seventh, to the Class M-4
Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-3 Certificates, until the Certificate Principal
Balance thereof has been reduced to zero; ninth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class A-4A Certificates and Class
A-4B Certificates on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; and twelfth, to the Class A-1, Class A-2 and
Class A-3 Certificates on a pro rata basis, until the Certificate Principal
Balances thereof have been reduced to zero.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

         The principal portion of any Realized Loss, other than a Debt Service
Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Certificate Principal Balance, until the
Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

                                      S-66

         In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A
Certificates, on each distribution date, holders of each class of Class A
Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Excess Cash Flow and payments received from the related yield maintenance agreement will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A
Certificates on each distribution date.

         The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of realized losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

         In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral" in the
prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the Expense Fee Rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

         Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance
Proceeds, or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against realized losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure

                                      S-67

by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Advance was made.
In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

         The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

         In addition, see "Description of the Certificates--Withdrawals from the
Custodial Account" and "--Advances" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

         The trustee will make the reports referred to in the prospectus under
"Description of the Certificates--Reports to Certificateholders" (and, at its
option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's website, which can be obtained by calling the trustee at (800) 934-6802. Persons that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the trustee at (800) 934-6802. The trustee shall have the right to change the way the reports are distributed in order to make such distribution more convenient and/or more accessible to the other parties referred to in the pooling and servicing agreement and to the certificateholders. The trustee shall provide timely and adequate notification to all parties referred to in the pooling and servicing agreement and to the certificateholders regarding any such change.

THE YIELD MAINTENANCE AGREEMENTS

         The holders of the Class A Certificates and the holders of the Class M and Class B Certificates may benefit from a series of interest rate cap payments from Bear Stearns Financial Products Inc. pursuant to two separate yield maintenance agreements. The yield maintenance agreements are intended to partially mitigate for the first 21 distribution dates following the distribution date in May 2005, the interest rate risk that could result from the difference between (a) One-Month LIBOR plus the related Margin and (b) the Net
WAC Cap Rate (without any adjustment to account for payments required to be made under the related yield maintenance agreement, if any).

                                      S-68

         With respect to the Class A Certificates and each distribution date, payments under the related yield maintenance agreement will be made based on (a)
an amount equal to the Class A Yield Maintenance Agreement Notional Balance for
that distribution date and (b) the positive excess of (i) the lesser of (x)
One-Month LIBOR and (y) 8.09% per annum, over (ii) the Class A Monthly Strike
Rate for that distribution date, calculated on an actual/360-day basis.

         With respect to the Class M Certificates and Class B Certificates and
each distribution date, payments under the related yield maintenance agreement will be made based on (a) an amount equal to the Subordinate Yield Maintenance
Agreement Notional Balance for that distribution date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) 7.18% per annum, over
(ii) the Subordinate Monthly Strike Rate for that distribution date, calculated on an actual/360-day basis.

         Interest shortfalls with respect to any distribution date caused by the failure of the yield maintenance agreements provider to make required payments pursuant to the related yield maintenance agreement will be deducted from
Accrued Certificate Interest on the related certificates for that distribution date, will become Basis Risk Shortfalls and will be payable solely in the amounts and priority described under "--Excess Cash Flow and
Overcollateralization" above.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

         o    The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

         o    The allocation of principal distributions among the various classes of certificates;

         o    The rate and timing of Realized Losses and interest shortfalls on the mortgage loans; o The pass-through rate on that class of offered certificates;

         o    The purchase price paid for that class of offered certificates;
              and

         o    The timing of the exercise of the optional termination by the master servicer or the holder of the Class SB Certificates, as applicable.

         For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

         As of the cut-off date, approximately 1.7% of the mortgage loans by cut-off date principal balance require the related borrowers to make monthly payments of accrued interest, but not principal, for up to five years following origination. After the interest-only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

                                      S-69

PREPAYMENT CONSIDERATIONS

         The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered certificates entitled to distributions in respect of principal.

         The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 63.1% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.
In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.
The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

         The fixed-rate loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.
The adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

                                      S-70

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the related offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement.

         A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.

         The rate of default on mortgage loans that are refinances by the borrower, were originated with limited documentation, or are mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first lien mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting
Standards." In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the mortgaged properties are located. The risk of delinquencies and loss is greater, and prepayments are less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The master servicer has a limited right, but not an obligation, to repurchase some defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the offered certificates earlier than might have been the case if foreclosure proceedings had been commenced. See "Maturity and
Prepayment Considerations" in the prospectus.

ALLOCATION OF PRINCIPAL DISTRIBUTIONS

         The yields to maturity of the offered certificates will be affected by the allocation of principal distributions among the offered certificates and the extent of any Overcollateralization Reduction Amount. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of those mortgage loans.
The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives

                                      S-71

of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, realized losses, liquidations and purchases, on the mortgage loans.

         As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to each class of Class M
Certificates and Class B Certificates. Unless the Certificate Principal Balances
of the Class A Certificates have been reduced to zero, the Class M Certificates and the Class B Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates and the Class B Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate
Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class M
Certificates or the Class B Certificates, the subordination afforded the Class A
Certificates by the Class M Certificates, together with the Class B Certificates and overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the
Class M Certificates and Class B Certificates will be extended.

         As described under "Description of the Certificates--Allocation of
Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates or the Class B Certificates may be made available to protect the holders of the Class A Certificates and holders of any
Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

         Such delinquencies may affect the yields to investors on such classes of the Class M Certificates and Class B Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates or Class B Certificates. In addition, a higher than expected rate of delinquencies or realized losses will also affect the rate of principal distributions on one or more classes of the Class M
Certificates and Class B Certificates if delinquencies or realized losses cause a Trigger Event.

         The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent any
Overcollateralization Reduction Amount is used to decelerate principal on the offered certificates. In addition, the amount of the Overcollateralization
Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and realized losses on the mortgage loans, and the level of One-Month LIBOR and Six-Month LIBOR. See
"Description of the Certificates--Excess Cash Flow and Overcollateralization" in
this prospectus supplement.

REALIZED LOSSES AND INTEREST SHORTFALLS

         If there is no Excess Cash Flow, the Overcollateralization Amount is
reduced to zero and the aggregate Certificate Principal Balance of the Class B
Certificates has been reduced to zero, the yield to maturity on the class of
Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses because the entire amount of Realized Losses will be allocated to such class of Class M
Certificates. If there is no Excess Cash Flow, the Overcollateralization Amount
is reduced to zero and the aggregate Certificate Principal Balance of the Class
B Certificates and Class M Certificates has been reduced to zero, the yield to maturity of the Class A-4 Certificates will be extremely sensitive to Realized
Losses on the mortgage loans, and the timing of those Realized Losses because the entire amount of Realized Losses will be allocated to the Class A-4
Certificates. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered

                                      S-72

certificates may be adversely affected by realized losses or delinquencies on the mortgage loans if those realized losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including
Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Excess Cash Flow or by the master servicer in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest
Shortfalls. Prepayment Interest Shortfalls will only be covered by Excess Cash
Flow to the extent described in this prospectus supplement. Relief Act
Shortfalls arising in an Interest Accrual Period will only be covered to the extent of Excess Cash Flow available therefor in the manner described under
"Description of the Certificates--Excess Cash Flow and Overcollateralization"
and such interest shortfalls will not carry forward or be paid on any subsequent distribution date. See "Description of the Certificates--Interest Distributions"
in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.
For additional information regarding the recording of mortgages in the name of
MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans"
in the prospectus.

PASS-THROUGH RATES

         The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

         Each class of offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Net WAC Cap Rate is less than One-Month LIBOR plus the related Margin for a class of offered certificates, the Pass-Through Rate on that class will be limited to the Net WAC
Cap Rate. Thus, the yield to investors in the offered certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Net WAC Cap Rate. Therefore, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through
Rate on the classes of offered certificates. If on any distribution date the application of the Net WAC Cap Rate results in an interest payment lower than
One-Month LIBOR plus the related Margin on any class of offered certificates during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

         Investors in the offered certificates should be aware that some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on an adjustable-rate loan during

                                      S-73

the related due period may be less than interest that would accrue on the related certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, any class of offered certificates may receive interest at the Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover realized losses and to maintain the required amount of overcollateralization. In addition, because the initial mortgage rates on the adjustable-rate loans may be lower than the related minimum mortgage rates, the
Net WAC Cap Rate will initially be less than it will be once the adjustable-rate loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the adjustable-rate loans have adjusted to their fully-indexed rate, there is a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

         To the extent the Net WAC Cap Rate is paid on any class of offered certificates the difference between the Net WAC Cap Rate and One-Month LIBOR plus the related Margin, but not more than the Weighted Average Maximum Net
Mortgage Rate, will create a shortfall that will carry forward with interest thereon. These shortfalls will be payable only from Excess Cash Flow and proceeds from the related yield maintenance agreement, in each case to the extent described in this prospectus supplement, and may remain unpaid on the optional termination date and final distribution date.

PURCHASE PRICE

         The yield to maturity on a class of offered certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date with respect to the Class A-1
Certificates and Class A-2 Certificates will be the distribution dates in June
2026 and April 2034, respectively, assuming (i) the fixed-rate mortgage loans prepay at a constant rate of 0% HEP, (ii) the adjustable-rate mortgage loans prepay at a constant rate of 0% CPR, (iii) the structuring assumptions described under "--Weighted Average Life" below, except the optional termination is not exercised and (iv) a Required Overcollateralization Amount of 0.80% of the
mortgage loan balance as of the cut-off date for all distribution dates. The final scheduled distribution date with respect to each class of the Class A-3,
Class A-4A, Class A-4B, Class M and Class B Certificates will be the distribution date in May 2035, which is the distribution date occurring in the month following the last scheduled monthly payment on any mortgage loan.

         Due to realized losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

                                      S-74

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The prepayment model used in this prospectus supplement with respect to the fixed-rate mortgage loans included in the mortgage pool is the Home Equity
Prepayment assumption, or HEP, which assumes a rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.
The offered certificates were structured on the basis of, among other things, a
HEP of 23% for the fixed-rate mortgage loans, which is the related Prepayment
Assumption for the fixed-rate mortgage loans. 23% HEP assumes a constant prepayment rate or CPR, of one-tenth of 23% per annum of the then outstanding principal balance of those mortgage loans in the first month of the life of the mortgage loans and an additional one-tenth of 23% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a 23% HEP assumes a CPR of 23%
per annum each month. HEP does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the fixed-rate mortgage loans. No representation is made that the fixed-rate mortgage loans will prepay at that or any other rate.

         The prepayment model used in this prospectus supplement with respect to the adjustable-rate mortgage loans included in the mortgage pool, referred to in this prospectus supplement as PPC, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The offered certificates were structured on the basis of, among other things, a PPC of 100% for the adjustable-rate mortgage loans. 100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 28/11% per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum beginning in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum beginning in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter during the life of the adjustable-rate mortgage loans. No representation is made that the adjustable-rate mortgage loans will prepay at that or any other rate.

                                      S-75

         The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under
"Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

         o    as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                                                                       MONTHS
                                                 ORIGINAL   REMAINING    MONTHS TO    BETWEEN
              AGGREGATE                           TERM TO    TERM TO       NEXT         RATE
 LOAN         PRINCIPAL    MORTGAGE   EXPENSE    MATURITY   MATURITY    ADJUSTMENT   ADJUSTMENT
NUMBER         BALANCE       RATE     FEE RATE   (MONTHS)    (MONTHS)      DATE        DATES
------    --------------   --------   --------   --------   ---------   ----------   ----------

  1         4,827,518.33    7.895%     0.385%       176        174         N/A          N/A
  2        62,244,322.58    7.741%     0.404%       355        352         N/A          N/A
  3       286,050,791.98    7.685%     0.515%       360        358          22           6
  4         5,221,679.87    7.129%     0.490%       360        358          22           6
  5        54,408,121.41    7.423%     0.502%       360        359          35           6
  6         1,634,660.00    6.836%     0.477%       360        359          35           6

                                                                        ORIGINAL
                         INITIAL               LIFETIME    LIFETIME     INTEREST
 LOAN                    PERIODIC   PERIODIC   MINIMUM     MAXIMUM     ONLY PERIOD
NUMBER     GROSS MARGIN  RATE CAP   RATE CAP     RATE        RATE        MONTHS)
------     -----------   --------   --------   --------   ---------    -----------

   1           N/A          N/A        N/A        N/A        N/A          N/A
   2           N/A          N/A        N/A        N/A        N/A          N/A
   3          6.708%      2.728%     1.087%`    7.203%     13.892%        N/A
   4          6.408%      2.909%     1.048%     6.542%     13.224%        25
   5          6.611%      2.917%     1.021%     6.773%     13.503%        N/A
   6          6.344%      3.000%     1.000%     6.611%     12.836%        49

         o    the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest-only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity (after taking into account the interest-only period);

         o    the mortgage rate on each adjustable-rate loan will be adjusted on each adjustment date to a rate equal to the related index plus the applicable note margin, subject to a lifetime maximum mortgage rate, lifetime minimum mortgage rate and periodic rate caps, as applicable, with the scheduled monthly payment adjusted
              accordingly to fully amortize the mortgage loan;

         o    none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan, except that the master servicer exercises its option to purchase the mortgage loans on the first distribution date when the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate stated
              principal balance as of the cut-off date, except where indicated;

         o    all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or
              Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with
              prepayments, if any, at the constant percentages of HEP and PPC set forth in the tables;

                                      S-76

         o    there is no Prepayment Interest Shortfall, Relief Act Shortfall,
              Basis Risk Shortfall or any other interest shortfall in any month;

         o    distributions on the Certificates will be received on the 25th day of each month, commencing in May 2005;

         o    payments on the mortgage loans earn no reinvestment return;

         o    the expenses described under "Description of the
              Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

         o    One-Month LIBOR and Six-Month LIBOR remain constant at 3.00% per annum and 3.356% per annum, respectively;

         o    the interest rate on the performance mortgage loans is not reduced; and

         o    the certificates will be purchased on May 5, 2005.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP and PPC until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP and PPC specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial
Certificate Principal Balance of the certificates outstanding over time and the weighted average lives of the offered certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balance of those offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of HEP and PPC.

                                      S-77

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                       CLASS A-1 CERTIFICATES
                                                         ----------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)         0.00%   11.50%   17.25%    23.00%    28.75%   34.50%
------------------------------------------------         -----   ------   ------   -------   -------  -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)    0.00%   50.00%   75.00%   100.00%   125.00%  150.00%
-----------------------------------------------------    -----   ------   ------   -------   -------  -------

DISTRIBUTION DATE
-----------------

Initial Percentage...................................    100%     100%     100%      100%      100%      100%
April 2006...........................................     98       74       61        49        36        24
April 2007...........................................     95       34        7         0         0         0
April 2008...........................................     93        3        0         0         0         0
April 2009...........................................     91        0        0         0         0         0
April 2010...........................................     89        0        0         0         0         0
April 2011...........................................     86        0        0         0         0         0
April 2012...........................................     84        0        0         0         0         0
April 2013...........................................     81        0        0         0         0         0
April 2014...........................................     77        0        0         0         0         0
April 2015...........................................     74        0        0         0         0         0
April 2016...........................................     70        0        0         0         0         0
April 2017...........................................     65        0        0         0         0         0
April 2018...........................................     60        0        0         0         0         0
April 2019...........................................     55        0        0         0         0         0
April 2020...........................................     49        0        0         0         0         0
April 2021...........................................     43        0        0         0         0         0
April 2022...........................................     36        0        0         0         0         0
April 2023...........................................     29        0        0         0         0         0
April 2024...........................................     20        0        0         0         0         0
April 2025...........................................     11        0        0         0         0         0
April 2026...........................................     1         0        0         0         0         0
April 2027...........................................     0         0        0         0         0         0
April 2028...........................................     0         0        0         0         0         0
April 2029...........................................     0         0        0         0         0         0
April 2030...........................................     0         0        0         0         0         0
April 2031...........................................     0         0        0         0         0         0
April 2032...........................................     0         0        0         0         0         0
April 2033...........................................     0         0        0         0         0         0
April 2034...........................................     0         0        0         0         0         0
April 2035...........................................     0         0        0         0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   13.59     1.64      1.22      1.00      0.84     0.73
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   13.59     1.64      1.22      1.00      0.84     0.73

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-78

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                        CLASS A-2 CERTIFICATES
                                                         ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)         0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------         -----    ------   ------    ------    ------    ------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)    0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------    -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................        100%      100%      100%     100%       100%      100%
April 2006.......................................        100       100       100      100        100       100
April 2007.......................................        100       100       100       77         48        21
April 2008.......................................        100       100        61       26          0         0
April 2009.......................................        100        74        46       26          0         0
April 2010.......................................        100        59        31       13          0         0
April 2011.......................................        100        46        20        5          0         0
April 2012.......................................        100        36        12        0          0         0
April 2013.......................................        100        27         6        0          0         0
April 2014.......................................        100        20         0        0          0         0
April 2015.......................................        100        14         0        0          0         0
April 2016.......................................        100        10         0        0          0         0
April 2017.......................................        100         6         0        0          0         0
April 2018.......................................        100         0         0        0          0         0
April 2019.......................................        100         0         0        0          0         0
April 2020.......................................        100         0         0        0          0         0
April 2021.......................................        100         0         0        0          0         0
April 2022.......................................        100         0         0        0          0         0
April 2023.......................................        100         0         0        0          0         0
April 2024.......................................        100         0         0        0          0         0
April 2025.......................................        100         0         0        0          0         0
April 2026.......................................        100         0         0        0          0         0
April 2027.......................................         88         0         0        0          0         0
April 2028.......................................         74         0         0        0          0         0
April 2029.......................................         64         0         0        0          0         0
April 2030.......................................         54         0         0        0          0         0
April 2031.......................................         42         0         0        0          0         0
April 2032.......................................         30         0         0        0          0         0
April 2033.......................................         15         0         0        0          0         0
April 2034.......................................          0         0         0        0          0         0
April 2035.......................................          0         0         0        0          0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      25.20      6.43      4.28      3.00      2.08      1.77
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      25.21      6.45      4.30      3.02      2.08      1.77

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-79

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                         CLASS A-3 CERTIFICATES
                                                         ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)         0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------         -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)    0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------    -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100        75         0
April 2009.......................................       100        100       100      100        75         0
April 2010.......................................       100        100       100      100         0         0
April 2011.......................................       100        100       100      100         0         0
April 2012.......................................       100        100       100        0         0         0
April 2013.......................................       100        100       100        0         0         0
April 2014.......................................       100        100         0        0         0         0
April 2015.......................................       100        100         0        0         0         0
April 2016.......................................       100        100         0        0         0         0
April 2017.......................................       100        100         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................       100          0         0        0         0         0
April 2030.......................................       100          0         0        0         0         0
April 2031.......................................       100          0         0        0         0         0
April 2032.......................................       100          0         0        0         0         0
April 2033.......................................       100          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      28.72    12.39     8.31      6.06      4.22     2.47
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      29.42    17.92     12.39     9.14      6.44     2.47

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-80

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                         CLASS A-4A CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................        99         84        76       69        61        53
April 2007.......................................        97         60        43       27        12         0
April 2008.......................................        96         40        18        *         0         0
April 2009.......................................        95         25        11        *         0         0
April 2010.......................................        93         17         3        0         0         0
April 2011.......................................        92         11         0        0         0         0
April 2012.......................................        90          6         0        0         0         0
April 2013.......................................        88          1         0        0         0         0
April 2014.......................................        86          0         0        0         0         0
April 2015.......................................        84          0         0        0         0         0
April 2016.......................................        81          0         0        0         0         0
April 2017.......................................        79          0         0        0         0         0
April 2018.......................................        75          0         0        0         0         0
April 2019.......................................        72          0         0        0         0         0
April 2020.......................................        69          0         0        0         0         0
April 2021.......................................        65          0         0        0         0         0
April 2022.......................................        61          0         0        0         0         0
April 2023.......................................        56          0         0        0         0         0
April 2024.......................................        51          0         0        0         0         0
April 2025.......................................        45          0         0        0         0         0
April 2026.......................................        39          0         0        0         0         0
April 2027.......................................        33          0         0        0         0         0
April 2028.......................................        25          0         0        0         0         0
April 2029.......................................        20          0         0        0         0         0
April 2030.......................................        15          0         0        0         0         0
April 2031.......................................         9          0         0        0         0         0
April 2032.......................................         2          0         0        0         0         0
April 2033.......................................         0          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      17.68     2.96     2.05      1.50      1.25     1.09
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      17.68     2.96     2.05      1.50      1.25     1.09

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-81

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                       CLASS A-4B CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%     100%      100%     100%      100%      100%
April 2006.......................................       100      100       100      100       100       100
April 2007.......................................       100      100       100      100       100        88
April 2008.......................................       100      100       100      100        26         0
April 2009.......................................       100      100       100      100        26         0
April 2010.......................................       100      100       100       69         0         0
April 2011.......................................       100      100        88       47         0         0
April 2012.......................................       100      100        66        0         0         0
April 2013.......................................       100      100        49        0         0         0
April 2014.......................................       100       88         0        0         0         0
April 2015.......................................       100       73         0        0         0         0
April 2016.......................................       100       60         0        0         0         0
April 2017.......................................       100       49         0        0         0         0
April 2018.......................................       100        0         0        0         0         0
April 2019.......................................       100        0         0        0         0         0
April 2020.......................................       100        0         0        0         0         0
April 2021.......................................       100        0         0        0         0         0
April 2022.......................................       100        0         0        0         0         0
April 2023.......................................       100        0         0        0         0         0
April 2024.......................................       100        0         0        0         0         0
April 2025.......................................       100        0         0        0         0         0
April 2026.......................................       100        0         0        0         0         0
April 2027.......................................       100        0         0        0         0         0
April 2028.......................................       100        0         0        0         0         0
April 2029.......................................       100        0         0        0         0         0
April 2030.......................................       100        0         0        0         0         0
April 2031.......................................       100        0         0        0         0         0
April 2032.......................................       100        0         0        0         0         0
April 2033.......................................        75        0         0        0         0         0
April 2034.......................................        0         0         0        0         0         0
April 2035.......................................         0        0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      28.37    11.15     7.45      5.45      3.18     2.24
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      28.63    13.15     8.92      6.56      3.95     2.24

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-82

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                         CLASS M-1 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100        86
April 2009.......................................       100         99        68       46       100         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66     8.18     5.50      4.53      4.59     3.57
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.77     9.00     6.10      4.98      5.21     5.43

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-83

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                        CLASS M-2 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100       100
April 2009.......................................       100         99        68       45        59         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66      8.18      5.49      4.38      4.14     3.70
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.77      8.96      6.05      4.80      4.47     4.16

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-84

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                        CLASS M-3 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100       100
April 2009.......................................       100         99        68       45        28         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66      8.18      5.49      4.31      3.90     3.50
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.76      8.91      6.01      4.70      4.21     3.73

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-85

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                        CLASS M-4 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100       100
April 2009.......................................       100         99        68       45        28         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66      8.18      5.49      4.29      3.81     3.36
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.76      8.86      5.97      4.65      4.10     3.58

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-86

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                       CLASS M-5 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100       100
April 2009.......................................       100         99        68       45        28         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66      8.18      5.49      4.26      3.74     3.25
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.75      8.79      5.92      4.59      3.99     3.44

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-87

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                         CLASS M-6 CERTIFICATES
                                                         ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)         0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------         -----    ------   ------    ------    ------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)    0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------    -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................         100%       100%      100%     100%      100%      100%
April 2006.......................................         100        100       100      100       100       100
April 2007.......................................         100        100       100      100       100       100
April 2008.......................................         100        100       100      100       100        50
April 2009.......................................         100         99        68       45        28         0
April 2010.......................................         100         82        51       30         0         0
April 2011.......................................         100         68        38       20         0         0
April 2012.......................................         100         56        29        0         0         0
April 2013.......................................         100         47        22        0         0         0
April 2014.......................................         100         38         0        0         0         0
April 2015.......................................         100         32         0        0         0         0
April 2016.......................................         100         26         0        0         0         0
April 2017.......................................         100         21         0        0         0         0
April 2018.......................................         100          0         0        0         0         0
April 2019.......................................         100          0         0        0         0         0
April 2020.......................................         100          0         0        0         0         0
April 2021.......................................         100          0         0        0         0         0
April 2022.......................................         100          0         0        0         0         0
April 2023.......................................         100          0         0        0         0         0
April 2024.......................................         100          0         0        0         0         0
April 2025.......................................         100          0         0        0         0         0
April 2026.......................................         100          0         0        0         0         0
April 2027.......................................         100          0         0        0         0         0
April 2028.......................................         100          0         0        0         0         0
April 2029.......................................          89          0         0        0         0         0
April 2030.......................................          77          0         0        0         0         0
April 2031.......................................          64          0         0        0         0         0
April 2032.......................................          49          0         0        0         0         0
April 2033.......................................          33          0         0        0         0         0
April 2034.......................................           0          0         0        0         0         0
April 2035.......................................           0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................        26.66      8.18      5.49      4.24      3.69     3.18

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........        26.74      8.70      5.85      4.51      3.90     3.34

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-88

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC

                                                                        CLASS M-7 CERTIFICATES
                                                        ------------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)        0.00%    11.50%   17.25%    23.00%    28.75%    34.50%
------------------------------------------------        -----    ------   ------   -------   -------   -------

PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)   0.00%    50.00%   75.00%   100.00%   125.00%   150.00%
-----------------------------------------------------   -----    ------   ------   -------   -------   -------

DISTRIBUTION DATE
-----------------

Initial Percentage...............................       100%       100%      100%     100%      100%      100%
April 2006.......................................       100        100       100      100       100       100
April 2007.......................................       100        100       100      100       100       100
April 2008.......................................       100        100       100      100       100        31
April 2009.......................................       100         99        68       45        28         0
April 2010.......................................       100         82        51       30         0         0
April 2011.......................................       100         68        38       20         0         0
April 2012.......................................       100         56        29        0         0         0
April 2013.......................................       100         47        22        0         0         0
April 2014.......................................       100         38         0        0         0         0
April 2015.......................................       100         32         0        0         0         0
April 2016.......................................       100         26         0        0         0         0
April 2017.......................................       100         21         0        0         0         0
April 2018.......................................       100          0         0        0         0         0
April 2019.......................................       100          0         0        0         0         0
April 2020.......................................       100          0         0        0         0         0
April 2021.......................................       100          0         0        0         0         0
April 2022.......................................       100          0         0        0         0         0
April 2023.......................................       100          0         0        0         0         0
April 2024.......................................       100          0         0        0         0         0
April 2025.......................................       100          0         0        0         0         0
April 2026.......................................       100          0         0        0         0         0
April 2027.......................................       100          0         0        0         0         0
April 2028.......................................       100          0         0        0         0         0
April 2029.......................................        89          0         0        0         0         0
April 2030.......................................        77          0         0        0         0         0
April 2031.......................................        64          0         0        0         0         0
April 2032.......................................        49          0         0        0         0         0
April 2033.......................................        33          0         0        0         0         0
April 2034.......................................         0          0         0        0         0         0
April 2035.......................................         0          0         0        0         0         0

WEIGHTED AVERAGE LIFE (TO CALL)(1)................      26.66      8.18      5.49      4.23      3.64     3.12

WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2).........      26.73      8.57      5.75      4.44      3.80     3.24

-----------------------

(1) The weighted average life of an offered certificate is determined by (i)
    multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
    dividing the sum by the aggregate of the net reductions of the Certificate
    Principal Balance described in (i) above.

(2) The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-89

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement dated as of April 1, 2005, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will be directed to appoint Wells Fargo Bank, N.A., to serve as custodian for the mortgage loans.
The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
President, Residential Asset Securities Corporation, 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Pooling and Servicing
Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

         Residential Funding, an indirect wholly-owned subsidiary of GMAC
Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential
Funding Corporation" in the prospectus and "Description of the Mortgage
Pool--Residential Funding" in this prospectus supplement.

         The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four- family residential mortgage loans that generally complied with Residential Funding's AlterNet
Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 2001, December 31, 2002,
December 31, 2003 and December 31, 2004. Because the A1terNet Program is
relatively new, the loss experience with respect to these mortgage loans is limited and is not sufficient to provide meaningful disclosure with respect to realized losses.

         As used in this prospectus supplement, a mortgage loan is categorized as "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July
31. If that payment remained unpaid as of the close of business on August 31, the mortgage loan would be considered to be 30 to 59 days delinquent.
Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

         The following information has been supplied by Residential Funding for inclusion in the prospectus supplement:

                                      S-90

                ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE

                                 AT DECEMBER 31, 2001     AT DECEMBER 31, 2002     AT DECEMBER 31, 2003       AT DECEMBER 31, 2004
                                 --------------------     --------------------     --------------------       --------------------
                                    BY      BY DOLLAR        BY      BY DOLLAR        BY      BY DOLLAR          BY      BY DOLLAR
                                  NUMBER      AMOUNT       NUMBER      AMOUNT       NUMBER     AMOUNT          NUMBER     AMOUNT
                                 OF LOANS    OF LOANS     OF LOANS    OF LOANS     OF LOANS   OF LOANS        OF LOANS   OF LOANS
                                 --------    --------     --------    --------     --------   ---------       --------   ---------
                                   (DOLLAR AMOUNTS           (DOLLAR AMOUNTS         (DOLLAR AMOUNTS            (DOLLAR AMOUNTS
                                     IN THOUSANDS)             IN THOUSANDS)          IN THOUSANDS)               IN THOUSANDS)

Total Loan Portfolio..............172,205  $15,372,094     227,890  $21,245,572    267,340   $26,747,416      260,602   $27,021,236
  Period of Delinquency:
30 to 59 days.....................  5,085      441,000       6,499      575,607     10,318       917,157       10,005       916,535
60 to 89 days.....................  2,114      182,881       2,430      202,309      3,662       313,734        3,376       293,570
90 days or more...................  6,081      445,810       8,350      670,422     10,796       888,971       10,849       884,033
Foreclosures Pending..............  9,006      781,172      13,489    1,223,250     14,941     1,342,756       14,441     1,301,306
Total Delinquent Loans............ 22,286   $1,850,863      30,768   $2,671,588     39,717    $3,462,618       38,671    $3,395,443

Percent of Loan Portfolio.........12.942%      12.040%     13.501%      12.575%    14.856%       12.946%      14.839%       12.566%

         The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December
31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004, with respect to the mortgage loans referred to above. For purposes of the following table, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the
Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed
Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross
Loss or Net Loss respectively during the period indicated by the Average
Portfolio Balance during that period.

                                      S-91

               ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)

                                          AT OR FOR THE            AT OR FOR THE          AT OR FOR THE            AT OR FOR THE
                                            YEAR ENDED              YEAR ENDED              YEAR ENDED              YEAR ENDED
                                        DECEMBER 31, 2001        DECEMBER 31, 2002      DECEMBER 31, 2003        DECEMBER 31, 2004
                                        ------------------      ------------------      ------------------      -------------------
                                        (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                            THOUSANDS)               THOUSANDS)              THOUSANDS)              THOUSANDS)

Total Loan Portfolio..................     $ 15,372,094            $ 21,245,572            $ 26,747,416            $ 27,021,236
Average Portfolio Balance.............     $ 13,519,676            $ 18,695,294            $ 23,815,494            $ 27,486,562
Foreclosed Loans (2)..................     $    233,802            $    298,019            $    403,857            $    337,739
Liquidated Foreclosed Loans (3).......     $    352,882            $    603,716            $    788,665            $  1,062,158
Foreclosed Loans Ratio................            1.521%                  1.403%                  1.510%                  1.250%
Gross Loss (4)........................     $    146,434            $    260,334            $    328,137            $    427,803
Gross Loss Ratio......................            1.083%                  1.393%                  1.378%                  1.556%
Covered Loss (5)......................     $    145,946            $    257,153            $    320,261            $    400,757
Net Loss (6)..........................     $        488            $      3,181            $      7,876            $     27,046
Net Loss Ratio........................            0.004%                  0.017%                  0.033%                  0.098%
Excess Recovery (7)...................     $         18            $         31            $        114            $        927

--------------------------

(1) The tables relate only to the mortgage loans referred to above.

(2) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(3) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

(4) Gross Loss is the sum of gross realized losses less net gains (Excess
    Recoveries) on all mortgage loans liquidated during the period indicated.
    Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.

(5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or realized losses borne by other credit enhancement, including subordinate certificates.

(6) Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (4) above, Net Loss indicated here may reflect Excess
    Recovery (see footnote (7) below). Net Loss includes realized losses on mortgage loan pools which do not have the benefit of credit enhancement.

(7) Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such mortgage loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                                      S-92

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the subservicer, including compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer. The servicing fee rate in respect of each mortgage loan will be 0.580% per annum of the outstanding principal balance of that mortgage loan (with the exception of 1 fixed rate mortgage loan for which the servicing fee rate will be 0.330% per annum); provided, however, that the servicing fee rate for each mortgage loan in Credit Grade Category A4 will be 0.330% per annum for fixed rate loans and 0.455% per annum for adjustable rate mortgage loans.
The primary compensation to be paid to the master servicer for its master servicing activities will be 0.08% per annum of the outstanding principal balance of each mortgage loan. The master servicer is obligated to pay specified ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Certificates--Spread" and "--Withdrawals from the Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.

VOTING RIGHTS

         Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A, Class M and Class B Certificates in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates and 1% of all voting rights will be allocated to holders of the Class R Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus. The master servicer or the holder of the Class
SB Certificates, as described in the pooling and servicing agreement, will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the mortgage loans as of the cut-off date, (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates, or (ii) to purchase in whole, but not in part, the certificates.

         Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed
Advance attributable to principal, as of the date of repurchase and (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer or the holder of the Class SB
Certificates, as applicable, will also include certain amounts owed by
Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which

                                      S-93

Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, with respect to any optional termination by the holder of the Class SB Certificates, payment of any accrued and unpaid servicing fees and reimbursement for all unreimbursed advances and servicing advances, in each case through the date of such optional termination, to the master servicer, second, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus
Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the Class M
Certificates in their order of payment priority, the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate
Interest, fourth, to the Class B Certificates, the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate
Interest, fifth, to the Class A Certificates, Class M Certificates and Class B
Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and sixth, to the Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100%
of the unpaid principal balance of the related mortgage loan.

         Any such purchase of the certificates as discussed above will be made at a price equal to 100% of the Certificate Principal Balance of each class of certificates plus one month's interest accrued thereon at the applicable
Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. Promptly upon the purchase of the certificates, the master servicer or the holder of the Class SB Certificates, as applicable, will retire the REMICs in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of the certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any
Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus.

         Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of the yield maintenance agreement, will qualify as two REMICs under the Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I and REMIC II.

                                      S-94

         For federal income tax purposes:

         o    the Class R-I Certificates will constitute the sole class of
              "residual interests" in REMIC I;

         o    the Class R-II Certificates will constitute the sole class of
              "residual interests" in REMIC II; and

         o    each class of Class A Certificates, Class M Certificates, Class B
              Certificates and Class SB Certificates will represent ownership of
              "regular interests" in REMIC II, which will generally be treated as debt instruments of REMIC II, and, in addition, an ownership interest in the yield maintenance agreement (which is an interest rate cap agreement).

         See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

         For federal income tax reporting purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the fixed-rate mortgage loans will prepay at a rate equal to 23% HEP and the adjustable-rate mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at those rates or at any other rate.
See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in the yield maintenance agreement. The treatment of amounts received by an offered certificateholder under such certificateholder's right to receive payments under the related yield maintenance agreement will depend on the portion, if any, of such offered certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of an offered certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the related

                                      S-95

yield maintenance agreement in accordance with the relative fair market values of each property right. The trustee intends to treat distributions made to the holders of the offered certificates with respect to the payments under the related yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under the related yield maintenance agreement as discrete property rights. It is possible that the right to receive payments under the related yield maintenance agreement could be treated as a partnership among the holders of the offered certificates and Class SB Certificates, in which case holders of the offered certificates would be subject to potentially different timing of income and foreign holders of the offered certificates could be subject to withholding in respect of any payments under the related yield maintenance agreement. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section
1275 of the Internal Revenue Code generally providing for the integration of a
"qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code.
Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the trustee's treatment of payments under the related yield maintenance agreement is respected, ownership of the right to the payments under the related yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the related yield maintenance agreement under the notional principal contract regulations.

         In the event that the right to receive the payments under the related yield maintenance agreement is characterized as a "notional principal contract"
for federal income tax purposes, upon the sale of an offered certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments under the related yield maintenance agreement would be considered a
"termination payment" under the notional principal contract regulations allocable to the related certificate. An offered certificateholder would have gain or loss from such a termination of the right to receive distributions in respect of the payments under the related yield maintenance agreement equal to
(i) any termination payment it received or is deemed to have received minus (ii)
the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the related yield maintenance agreement.

         Gain or loss realized upon the termination of the right to receive payments under the related yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,
Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph applies to the portion of each offered certificate exclusive of any rights in respect to payments under the related yield maintenance agreement That portion of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and
"real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates, exclusive of any interest received from the related yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section
856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section
856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code.

                                      S-96

However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing
Agreement--Termination" in this prospectus supplement and "Material Federal
Income Tax Consequences--REMICs--Characterization of Investments in REMIC
Certificates" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an offered certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the yield maintenance agreement.
The value of the right to receive any such payments under the related yield maintenance agreement is a question of fact which could be subject to differing interpretations. Because the rights to receive payments under the related yield maintenance agreement is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the offered certificates will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of Distribution" in this prospectus supplement.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated May 2, 2005, Credit Suisse First Boston LLC has agreed to purchase, and the depositor has agreed to sell, all of the offered certificates.

         It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about May 5, 2005, against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and
Exchange Commission.

         The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.993% of the aggregate
Certificate Principal Balance of the offered certificates. The underwriter may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions

                                      S-97

or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue.
The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under
"Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.
In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         Residential Funding Securities Corporation is an affiliate of the master servicer and the depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

                                 LEGAL OPINIONS

         Legal matters concerning the offered certificates will be passed upon for the depositor by Orrick, Herrington & Sutcliffe llp, New York, New York and
for the underwriter by Mayer, Brown, Rowe & Maw LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Standard &
Poor's, Moody's and Fitch.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. A securities rating addresses the likelihood of the receipt by the holders of the offered certificates of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the holders of the offered certificates might realize a lower than anticipated yield. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls
or amounts received under the related yield maintenance agreement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                      S-98

         The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's, except in the case of the Class
A-4 Certificates, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate any class of offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to that class of offered certificates by Standard & Poor's, Moody's and Fitch.

                                LEGAL INVESTMENT

         The offered certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         One or more classes of the offered certificates may be viewed as
"complex securities" under TB13a and TB73a, which applies to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan
Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section
4975 of the Internal Revenue Code. The purchase or holding of the Class A
Certificates, as well as the Class M Certificates, by or on behalf of, or with
ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the
RFC exemption, as described under "ERISA Considerations--Prohibited Transaction
Exemption" in the prospectus provided those certificates are rated at least
"BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation
D of the Securities and Exchange Commission under the Securities Act.

         The Department of Labor issued Prohibited Transaction Exemption, or
PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with an underwriter despite the restriction in PTE
2000-58 to the contrary.

                                      S-99

         Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M
Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch or (iii) (1) it is an
insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption, or PTCE, 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the
proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by
ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                     S-100

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered
Residential Asset Securities Corporation, Home Equity Mortgage Asset-Backed
Pass-Through Certificates, Series 2005-KS4, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC,
Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                       I-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

                                       I-2

         Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o    borrowing interests in global securities through Clearstream or
              Euroclear for one day, until the purchase side of the infra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o    borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the
              Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o    each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S.
              entity required to withhold tax complies with applicable
              certification requirements; and

         o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o    Exemption for Non-U.S. Persons-Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed
              Form W-8BEN, or Certificate of Foreign Status of

                                       I-3

              Beneficial Owner for United States Tax Withholding. If the
              information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o    Exemption for Non-U.S. persons with effectively connected
              income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
              corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign
              Person's Claim for Exemption from Withholding on Income
              Effectively Connected with the Conduct of a Trade or Business in the United States.

         o    Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

         o    Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or
              Payer's Request for Taxpayer Identification Number and
              Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security-the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed.
However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o    a citizen or resident of the United States;

         o    a corporation, partnership or other entity treated as a
              corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of
              Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                       I-4

PROSPECTUS

MORTGAGE ASSET-BACKED AND MANUFACTURED HOUSING CONTRACT
PASS-THROUGH CERTIFICATES

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES    The certificates in a series will represent interests in
                        a trust and will be paid only from the assets of that
                        trust. Each series may include multiple classes of
                        certificates with differing payment terms and
                        priorities. Credit enhancement will be provided for all
                        offered certificates.

MORTGAGE COLLATERAL     Each trust will consist primarily of:

                        o    mortgage loans or manufactured housing conditional
                             sales contracts or installment loan agreements
                             secured by first or junior liens on one- to
                             four-family residential properties;

                        o    mortgage loans secured by first or junior liens on
                             mixed-use properties; or

                        o    mortgage securities and whole or partial
                             participations in mortgage loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                   May 2, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS
SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD
RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and
"Incorporation of Certain Information by Reference." You can request information incorporated by reference from Residential Asset Securities
Corporation by calling us at (952) 857-7000 or writing to us at 8400 Normandale
Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                ----------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                     ----------

   Representations With Respect to

DESCRIPTION OF THE

   Review of Mortgage Loan or Contract

   Withdrawals From the Custodial

   Servicing and Administration of
      Mortgage Collateral ........................        37
   Realization Upon Defaulted Mortgage
      Loans or Contracts .........................        39
DESCRIPTION OF CREDIT

   Overcollateralization and Excess Cash
      Flow .......................................        45
   Mortgage Pool Insurance Policies and

   Certificate Insurance Policies; Surety
      Bonds ......................................        49
   Maintenance of Credit Enhancement .............        49
   Reduction or Substitution of Credit
      Enhancement ................................        50
 OTHER FINANCIAL OBLIGATIONS
   RELATED TO THE CERTIFICATES ...................        50
   Swaps and Yield Supplement
      Agreements .................................        50
   Purchase Obligations ..........................        50
 INSURANCE POLICIES ON
   MORTGAGE LOANS OR
   CONTRACTS .....................................        51
   Primary Insurance Policies ....................        51
   Standard Hazard Insurance on
      Mortgaged Properties .......................        53
   Standard Hazard Insurance on

 RESIDENTIAL FUNDING
   CORPORATION ...................................        55
 THE POOLING AND SERVICING

 MATURITY AND PREPAYMENT
   CONSIDERATIONS ................................        65
 CERTAIN LEGAL ASPECTS OF
   MORTGAGE LOANS AND

   Default Interest and Limitations on
      Prepayments ................................        85
   Forfeitures in Drug and RICO
      Proceedings ................................        86
   Negative Amortization Loans ...................        86
 MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES ..................................        87
   General .......................................        87

                                       i

                                                      PAGE
                                                   ---------
 REMICs ........................................       87
 STATE AND OTHER TAX

    Representations From Investing ERISA
       Plans ...................................      108
    Tax-Exempt Investors; REMIC Residual

 REPORTS TO
    CERTIFICATEHOLDERS .........................      114
 INCORPORATION OF CERTAIN
    INFORMATION BY REFERENCE ...................      114
 GLOSSARY ......................................      115

                                       ii

                                 INTRODUCTION

     The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                  THE TRUSTS

GENERAL

     The mortgage loans, contracts and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and "--The Contracts" and in
the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

     o    mortgages;

     o    deeds of trust;

     o    manufactured housing conditional sales contracts and installment loan agreements;

     o    other similar security instruments creating a first or junior lien on one- to four-family residential properties and Mixed-Use Properties;
          or

     o    whole or partial participations in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

Unless the context indicates otherwise, as used in this prospectus, contracts includes:

     o    manufactured housing conditional sales contracts; and

     o    installment loan agreements.

Unless the context indicates otherwise, mortgage collateral includes:

     o    mortgage loans; and

     o    contracts.

     As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

     o    attached or detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    condominiums;

     o    townhouses and row houses;

     o    individual units in planned-unit developments;

     o    modular pre-cut/panelized housing;

     o    Cooperatives;

     o    manufactured homes;

     o    Mixed-Use Properties; and

     o    the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes. In addition, if specified in the accompanying prospectus supplement, a mortgage pool may contain Mexico Mortgage
Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Mortgage Loans will not exceed ten percent (10%)
by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

     o    mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

     o    assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the
          Custodial Account and in the related Certificate Account;

     o    property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

     o    hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

     o    any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

     The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

     o    either directly or through its affiliates, including Residential
          Funding Corporation;

     o    sellers who are affiliates of the depositor including HomeComings
          Financial Network, Inc. and GMAC Mortgage Corporation; or

     o    savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban
          Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding
Corporation, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.
No more than five percent (5%) of the

mortgage loans or contracts by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other mortgage loans or contracts available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

     The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.
None of the depositor, Residential Funding Corporation, GMAC Mortgage Group,
Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

     If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including
Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency
Securities may have been guaranteed and/or issued by the Governmental National
Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan
Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage
Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     Any mortgage securities underlying any certificate:

     o    either:

          o    will have been previously registered under the Securities Act of
               1933, as amended, or

          o    will be eligible for sale under Rule 144(k) under the Securities
               Act of 1933, as amended; and

     o    will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

     The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form
8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

     If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the AlterNet Mortgage Program or the Credit
Gap Program. The depositor does not expect to purchase Mexico Mortgage Loans through the AlterNet Mortgage Program or the Credit Gap Program.

     The mortgage loans may include mortgage loans insured by the Federal
Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

     o    GPM Loans;

     o    Buy-Down Mortgage Loans;

     o    adjustable-rate mortgage loans, or ARM loans;

     o    fixed-rate mortgage loans;

     o    simple interest mortgage loans;

     o    actuarial loans;

     o    Homeownership Act Loans;

     o    Interest Only Loans;

     o    Cooperative Loans;

     o    Convertible Mortgage Loans;

     o    delinquent loans;

     o    seasoned mortgage loans;

     o    Mexico Mortgage Loans;

     o    mortgage loans that have been modified;

     o    mortgage loans that provide for payment every other week during the term of the mortgage loan;

     o    mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

     o    mortgage loans that experience negative amortization; and

     o    Balloon Loans.

     The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the
Certificates--Assignment of Mortgage Loans."

Cooperative Loans

     Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, unless the context indicates otherwise, mortgage loans include Cooperative Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes; and mortgages include security agreements with respect to Cooperative Notes.

Interest Only Loans

     As specified in the prospectus supplement, a pool may include Interest
Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period").
After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only
Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an
Interest Only Loan due to a default.

Mexico Mortgage Loans

     Each Mexico Mortgage Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the mortgagor. The mortgagor of a Mexico Mortgage
Loan may be a U.S. borrower or an international borrower.

     Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in certain areas of Mexico, the nature of the security interest and the manner in which the Mexico Mortgage Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a
Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by
Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the mortgagor. To secure the repayment of the Mexico Mortgage Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the
Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The mortgagor's beneficial interest in the Mexican trust grants to the mortgagor the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Mortgage Loan.

     As security for repayment of the Mexico Mortgage Loan, under the loan agreement, the mortgagor grants to the lender a security interest in the mortgagor's beneficial interest in the Mexican trust. If the mortgagor is domiciled in the United States, the mortgagor's beneficial interest in the
Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the mortgagor's beneficial interest in the Mexican trust is not, for purposes of foreclosing on such collateral, an interest in real property, the

depositor either will rely on its remedies that are available in the United
States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Mortgage Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the mortgagor's beneficial interest or the Mexican property under the trust agreement. If a mortgagor is not a resident of the United States, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of such a mortgagor and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal
Aspects of Mortgage Loans and Contracts--The Mortgage Loans."

     In connection with the assignment of a Mexico Mortgage Loan into a trust created under a pooling and servicing agreement, the depositor will transfer to the trustee, on behalf of the certificateholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico
Mortgage Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Mortgage Loans will be specified in the accompanying prospectus supplement.

     Modified Mortgage Loans

     The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

     Balloon Loans

     As specified in the prospectus supplement, a pool may include Balloon
Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Prepayment Charges on the Mortgage Loans

     In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal
Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on
Prepayments."

     "Equity Refinance" and "Rate and Term Refinance" Mortgage Loans

     Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by

the mortgagor or used for purposes unrelated to the mortgaged property.
Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

ARM Loans

     As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o    the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

     o    the weekly auction average investment yield of U.S. Treasury bills of various maturities;

     o    the daily bank prime loan rate as quoted by financial industry news sources;

     o    the cost of funds of member institutions of any of the regional
          Federal Home Loan Banks;

     o    the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

     o    the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An
ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Negatively Amortizing ARM Loans

     Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

     Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.
Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of

such principal balances at the time of origination of the junior mortgage loan.
The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

Convertible Mortgage Loans

     On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Corporation, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Buy-Down Mortgage Loans

     In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o    Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

     o    if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     o    additional buy-down funds to be contributed over time by the mortgagor's employer or another source.

Actuarial Loans

     Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

Simple Interest Mortgage Loans

     If specified in the accompanying prospectus supplement, a portion of the mortgage loans underlying a series of certificates may be simple interest mortgage loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the

payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

Delinquent Loans

     Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

Performance Mortgage Loans

     Some mortgage pools may include mortgage loans that provide that the mortgagor may qualify for one or more permanent reductions in the note margin on the mortgagor's mortgage note. If applicable, the accompanying prospectus supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

THE MORTGAGED PROPERTIES

     The mortgaged properties may consist of detached individual dwellings,
Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, Mixed-Use Properties and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. The ownership of the Mexican properties will be held by the Mexican trust. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a
Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the
Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal
Aspects of Mortgage Loans and Contracts."

     Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in
Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Under an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the mortgagor defaults, the right of the mortgagor terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

     Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.
Mixed-use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

     The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

     o    the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

     o    a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

     o    the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

     In the case of mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

     In the case of some mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value or other valuation of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

     o    a statistical analysis

     o    a broker's price opinion, or

     o    an automated valuation, drive-by appraisal or other certification of value.

     Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage

                                       10

loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

     With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

UNDERWRITING POLICIES

     The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. All or a portion of the mortgage loans constituting the mortgage pool for a series of certificates may have been acquired either directly or indirectly by the depositor through the AlterNet Mortgage Program or the Credit Gap Program from affiliated or unaffiliated sellers. The depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a mortgage pool may vary significantly among mortgage collateral sellers.
The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of such mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

     The mortgage loans in any mortgage pool may be underwritten by Residential
Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by
Residential Funding Corporation to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated
Underwriting," below.

General Standards

     In most cases, under a traditional "full documentation" program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     As described in the accompanying prospectus supplement, some mortgage loans may have been originated under "limited documentation," "stated
documentation" or "no documentation" programs

                                       11

that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under "--Loan-to-Value Ratio."
Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or CLTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal
Aspects of Mortgage Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization
ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

     Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property.
Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of junior mortgage loans, payments required to be made on any senior mortgage. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The level of review by Residential Funding Corporation, if any, will vary depending on several factors. Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by
Residential Funding Corporation for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential
Funding Corporation may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties.
Those procedures may consist of drive-by appraisals, automated valuations or real estate broker's price opinions. The depositor may also

                                       12

consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable
Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

     The depositor anticipates that mortgage loans, other than the Mexico
Mortgage Loans and some Puerto Rico mortgage loans, included in mortgage pools for certain series of certificates will have been originated based on underwriting standards that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related mortgage loan. In addition, some mortgage loans with
LTV ratios over 80% will not be required to have the benefit of primary mortgage insurance. Likewise, mortgage loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned mortgage loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated mortgage loans.

     With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the accompanying prospectus supplement.

     Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation or the designated seller a
Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted
that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit
Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the

                                       13

likelihood of repayment of the related mortgage loans or that any mortgagor's
Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down
Mortgage Loans and graduated payment mortgage loans will increase periodically.
If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon
Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

The AlterNet Mortgage Program and the Credit Gap Program

     The underwriting standards with respect to AlterNet loans and Credit Gap loans will in most cases conform to those published in Residential Funding
Corporation's Client Guide, referred to as the Guide, as modified from time to time, including the provisions of the Guide applicable to the depositor's
AlterNet Mortgage Program and the Credit Gap Program. The Guide will set forth general underwriting standards relating to AlterNet loans and Credit Gap Loans made to borrowers having a range of imperfect credit histories, ranging from minor delinquencies to borrower bankruptcies. The underwriting standards listed in the Guide are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding Corporation from time to time. The prospectus supplement for each series of certificates secured by AlterNet loans or Credit Gap loans will describe the general underwriting criteria applicable to such mortgage loans.

     A portion of AlterNet loans and Credit Gap Loans typically will be reviewed by Residential Funding Corporation or by a designated third party for compliance with applicable underwriting criteria. Residential Funding
Corporation may conduct this review using an automated underwriting system. See
"--Automated Underwriting," below. Some AlterNet loans will be purchased from
AlterNet Program Sellers who will represent to Residential Funding Corporation that AlterNet loans were originated under underwriting standards determined by a mortgage insurance company acceptable to Residential Funding Corporation.
Residential Funding Corporation may accept a certification from an insurance company as to an AlterNet loan's insurability in a mortgage pool as of the date of certification as evidence of an AlterNet loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the AlterNet loan by Residential Funding Corporation or the depositor. Similarly, some Credit Gap loans will be purchased from Credit Gap
Program Sellers who will represent to Residential Funding Corporation that
Credit Gap loans were originated under underwriting standards determined by a mortgage insurance company acceptable to Residential Funding Corporation.
Residential Funding Corporation may accept a certification from an insurance company as to a Credit Gap loan's insurability in a mortgage pool as of the date of certification as evidence of a Credit Gap loan conforming

                                       14

to applicable underwriting standards. The certifications will likely have been issued before the purchase of the Credit Gap loan by Residential Funding
Corporation or the depositor.

     A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation or the designated seller. In some of those cases, the price paid by Residential
Funding Corporation or the designated seller to the seller may be adjusted to reflect losses or gains on the mortgage loans sold by that seller to
Residential Funding Corporation. The sellers who sell to Residential Funding
Corporation or the designated seller pursuant to master commitment agreements will represent to Residential Funding Corporation or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, as the case may be, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards.

Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information that is set forth in Residential
Funding Corporation's Guide as the underwriting criteria that is necessary to satisfy each underwriting program. In the case of the AlterNet Mortgage Program and the Credit Gap Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria for that underwriting program are not satisfied.

     In some cases, Residential Funding Corporation enters the information into the automated underwriting system using the documentation delivered to
Residential Funding Corporation by the mortgage collateral seller. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. If a mortgage collateral seller enters the information, Residential Funding Corporation will, in many cases, verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation. However, for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

     Each automated review will either generate an approval, a rejection or a recommendation for further review. In the case of a recommendation of further review, underwriting personnel will perform a manual review of the mortgage loan documentation before Residential Funding Corporation will purchase the mortgage loan. However, in the case of some mortgage collateral sellers, underwriting personnel will conduct only a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Corporation will approve that mortgage loan for purchase.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Corporation's Guide, which could, in turn, be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

THE CONTRACTS

General

     The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying

                                       15

prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

     The manufactured homes securing the contracts will consist of
"manufactured homes" within the meaning of 42 U.S.C.  Section  5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code.
Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

     Some contract pools may include contracts that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will describe the percentage of contracts that are delinquent and whether such contracts have been so delinquent more than once during the preceding twelve months. Contract pools that contain delinquent contracts are more likely to sustain losses than are contract pools that contain contracts that have a current payment status.

Underwriting Policies

     Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will in most cases have been applied.

     With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser.
The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, unless otherwise specified in the accompanying prospectus supplement, an appraisal of the manufactured home will not be required.

THE AGENCY SECURITIES

Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United
States within HUD. Section 306(g) of Title III of the National Housing Act of
1934, as amended, referred to in this prospectus as the Housing Act, authorizes
Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section
306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by
Ginnie Mae, will be a "fully modified pass-through"

                                       16

mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the
Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In
1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by
Freddie Mac must meet certain standards described in the Freddie Mac Act.
Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional
Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter
Act (12 U.S.C.  Section  1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See
"Additional Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

                                       17

MORTGAGE COLLATERAL SELLERS

     The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Corporation or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include
HomeComings Financial Network, Inc. and GMAC Mortgage Corporation and its
affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

     o    one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

     o    one or more direct or indirect purchases through the AlterNet Mortgage
          Program or the Credit Gap Program; or

     o    one or more purchases from affiliated sellers.

     Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

QUALIFICATIONS OF SELLERS

     Each AlterNet Program Seller and Credit Gap Program Seller is selected by
Residential Funding Corporation on the basis of criteria described in the
Guide. An AlterNet Program Seller or a Credit Gap Program Seller may be an
affiliate of the depositor and the depositor presently anticipates that GMAC
Mortgage Corporation and HomeComings Financial Network, Inc., each an affiliate of the depositor, will be AlterNet Program Sellers and Credit Gap Program
Sellers. If an AlterNet Program Seller or a Credit Gap Program Seller becomes subject to the direct or indirect control of the FDIC, or if an AlterNet
Program Seller's or a Credit Gap Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an AlterNet Program Seller or a
Credit Gap Program Seller, as applicable. Any event may adversely affect the ability of any such AlterNet Program Seller or Credit Gap Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral"
below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Mortgage collateral sellers will typically make certain limited representations and warranties with respect to the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. Residential Funding Corporation and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral sold by it or any remedies provided for any breach of those representations and warranties, except to the extent that the substance of the breach also constitutes fraud in the origination of the mortgage loan or the breach relates to the absence of toxic waste or other environmental hazards.
Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of
Residential Funding Corporation described below and any representations made by a mortgage collateral seller to the limited extent described in this paragraph.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the related prospectus supplement, with respect to any mortgage loan, including AlterNet loans and Credit Gap

                                       18

loans, or contracts constituting a part of the trust, in most cases Residential
Funding Corporation will generally represent and warrant that:

     o    as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

     o    except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

     o    to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

     o    Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the
          Servicemembers Civil Relief Act or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

     o    each mortgaged property is free of material damage and is in good repair;

     o    each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;
          and

     o    there is no delinquent tax, or assessment lien against the related mortgaged property.

     In the event of a breach of a representation or warranty made by
Residential Funding Corporation that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding
Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding
Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a
Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

     o    liens of real property taxes and assessments not yet due and payable;

     o    covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

     o    liens of any senior mortgages, in the case of junior mortgage loans;
          and

     o    other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Corporation will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under "--Repurchases of Mortgage Collateral" and
"--Limited Right of Substitution."

     In a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.

REPURCHASES OF MORTGAGE COLLATERAL

     If a designated seller, Residential Funding Corporation or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the

                                       19

certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate
Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller, Residential Funding Corporation or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the
Certificates--Review of Mortgage Loan or Contract Documents," if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution"
below.

     Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan or contract if the circumstances giving rise to the requirement also constitute fraud in the origination of the related mortgage loan or contract. Furthermore, because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither
Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

     The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller, Residential Funding Corporation or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.
These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities.
Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

     The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential

                                       20

Funding Corporation or seller arising from any misrepresentation by the designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan.
If the seller fails to repurchase and no breach of either the depositor's or
Residential Funding Corporation's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or
Residential Funding Corporation. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor,
Residential Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation.
The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller, if applicable, or by Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

     Notwithstanding the foregoing, if any seller requests that Residential
Funding Corporation consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, Residential Funding Corporation may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or
Residential Funding Corporation, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either
(a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue
Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

     In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

     o    have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

     o    have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net
          Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

     o    have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract;

                                       21

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

     o    be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Mexico Mortgage Loan or a Puerto
          Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Mexico Mortgage Loan or a Puerto Rico mortgage loan, respectively; and

     o    comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of
          substitution.

     If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                                       22

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.
Each pooling and servicing agreement or trust agreement will be filed with the
Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing
Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.
All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following:

     o    a single class of certificates;

     o    one or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

     o    one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates relating to such distributions or losses;

     o    one or more classes of strip certificates which will be entitled to
          (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     o    two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes," or on the basis of collections from designated portions of the mortgage pool or contract pool, which series may include one or more classes of accrual certificates for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the accompanying prospectus supplement; or

     o    other types of classes of certificates, as described in the accompanying prospectus supplement.

     Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under
"Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate

                                       23

registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New
York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through
DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.
Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

                                       24

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear
System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the last

                                       25

day of the month of the cut-off date, other than principal and interest due on or before such date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

     If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through
Mortgage Electronic Registration Systems, Inc., or MERS (Registered Trademark)
System. For mortgage loans registered through the MERS (Registered Trademark)
System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, except as described in the accompanying prospectus supplement, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

     o    the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

     o    the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan or Mexico Mortgage Loan, the respective security agreements and any applicable financing statements;

     o    an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS (Registered
          Trademark) System, or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits and, for a Mexico Mortgage Loan, an assignment of the mortgagor's beneficial interest in the Mexican trust; and

     o    if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

     If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

     Any mortgage for a mortgage loan secured by mortgaged property located in
Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable
Puerto Rico Mortgage. Endorsable Puerto Rico

                                       26

Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable.
Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS
(Registered Trademark)  System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the accompanying prospectus supplement.

ASSIGNMENT OF THE CONTRACTS

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

     In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of
Mortgage Loans and Contracts--The Contracts."

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

     The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 90 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under "The Trust--Repurchases of Mortgage Collateral." Unless otherwise specified in the accompanying prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be

                                       27

included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

     The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

Collection of Payments on Mortgage Loans and Contracts

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

     o    all payments on account of principal of the mortgage loans or contracts comprising a trust;

     o    all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing or other compensation;

     o    Liquidation Proceeds;

     o    to the extent specified in the prospectus supplement, Subsequent
          Recoveries;

     o    all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

     o    any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

     o    all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The
          Trusts--Representations With Respect to Mortgage Collateral" and
          "--Repurchases of Mortgage Collateral;"

                                       28

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the
          Custodial Account; and

     o    any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and
the Certificate Account must be either:

     o    maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

     o    an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

     o    in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

     o    in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

     o    any other Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The
Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

     o    the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

     o    any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate
          Account from a reserve fund, as described under "Description of Credit
          Enhancement" below;

     o    any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance
          Policies on Mortgage Loans or Contracts" below;

     o    any distributions received on any mortgage securities included in the trust; and

     o    any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the
Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted
Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the

                                       29

related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

     For each Buy-Down Mortgage Loan, the subservicer will deposit the related
Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing
Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of
Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the
Buy-Down Funds are to be deposited on a discounted basis, that amount of
Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

     Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement the amount, if any, of the
Buy-Down Funds, and, if applicable, investment earnings thereon, for each
Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The
Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the
Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the
Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down
Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down
Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down
Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down
Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Collection of Payments on Mortgage Securities

     The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second

                                       30

business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the
Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

     o    to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

     o    to reimburse itself or any subservicer for Advances, or for Servicing
          Advances, out of late payments, Insurance Proceeds, Liquidation
          Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

     o    to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

     o    to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

     o    to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     o    to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the
          Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

     o    to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

     o    to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

                                       31

     o    to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

     o    to clear the Custodial Account of amounts relating to the
          corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination;
          Retirement of Certificates."

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register.
Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

     As a result of the provisions described below under "--Realization Upon
Defaulted Mortgage Loans or Contracts," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution
Amount.

                                       32

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class or as otherwise described in the accompanying prospectus supplement.

     Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in August 2004:

DATE                      NOTE                            DESCRIPTION
---------------------- --------- -------------------------------------------------------------

August 1                (A)      Cut-off date.
August 2-31             (B)      Servicers or subservicers, as applicable, receive any
                                 Principal Prepayments and applicable interest thereon.
August 29               (C)      Record date.
August 2-September 1    (D)      The due dates for payments on a
                                 mortgage loan or contract.
September 18            (E)      Servicers or subservicers remit to the master servicer or
                                 servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.
September 22            (F)      Determination date.
September 25            (G)      Distribution date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)     The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on August 1 after deducting principal payments due on or before that date or as described in the accompanying prospectus supplement. Those principal payments due on or before August 1 and the accompanying interest payments, and any
        Principal Prepayments received as of the close of business on August
        1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B)     Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in (E) below for distribution to certificateholders as described in (F) below. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to
        certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)     Distributions on September 25 will be made to certificateholders of record at the close of business on August 29 (because August 31,
        2004 is not a business day).

(D)     Scheduled principal and interest payments are due from mortgagors.

(E)     Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on September
        18, 2004 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full and
        Principal Prepayments in part received by subservicers during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F)     On September 22, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on
        September 25 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including September 18, as well as all Principal Prepayments received on mortgage loans in
        August, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of
        Principal Prepayments as described in clause (B) above.
        Distributions to the holders of senior certificates, if any, on
        September 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in "Subordination" and
        "--Advances."

(G)     On September 25, the amounts determined on September 22 will be distributed to certificateholders.

     If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation
Proceeds, Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage
Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation
Proceeds and Insurance Proceeds, proceeds of any applicable form of

                                       34

credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Corporation, a subservicer, the designated seller or a mortgage collateral seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to certificateholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under
"--Servicing and Administration of Mortgage Collateral." For any
senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of
Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the
Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment
Interest Shortfall. If so disclosed in the accompanying prospectus supplement,
Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See
"Yield Considerations."

FUNDING ACCOUNT

     If stated in the accompanying prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a
Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred.
Unless otherwise specified in the accompanying prospectus supplement, a Funding
Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. Unless otherwise specified in the accompanying prospectus supplement, the related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers

                                       35

must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer or the Certificate
Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

     o    the amount, if any, of the distribution allocable to principal;

     o    the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

     o    the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

     o    the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

     o    based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

     o    the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

     o    the balance of the reserve fund, if any, at the close of business on that distribution date;

     o    the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

     o    in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

     o    if applicable, the Special Hazard Amount, Fraud Loss Amount and
          Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

     o    the servicing fee payable to the master servicer and the subservicer;
          and

     o    for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year.
The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

                                       36

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

General

     The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

     Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

     In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated
Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the

                                       37

mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on
Mortgage Collateral."

Special Servicing

     The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding
Corporation. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

     o    instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation
          Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

     o    instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

     o    become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

     In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of "Due-on-Sale" Clauses

     Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a mortgage loan or contract, other than an
ARM loan, is about to be conveyed by the

                                       38

mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain
Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--
Enforceability of Certain Provisions" and "--The Contracts--`Due-on-Sale'
Clauses."

     If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such
ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

REALIZATION UPON DEFAULTED MORTGAGE LOANS OR CONTRACTS

     For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.
In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. For any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs. Similarly, the expense and delay that may be associated with foreclosing on the mortgagor's beneficial interest in the Mexican trust following a default on a Mexico
Mortgage Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Mortgage Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Mortgage Loan.

     Any acquisition of title and cancellation of any REO Mortgage Loan or REO
Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated
Mortgage Loan or Liquidated Contract.

     For purposes of calculations of amounts distributable to
certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued
in effect and, in the case of an ARM

                                       39

loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the
REO Mortgage Loan or REO Contract is considered to remain in the trust. If a
REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

     For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans and Contracts"
concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In some cases, the master servicer or servicer will treat a second lien loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

     For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

     If specified in the accompanying prospectus supplement, if a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, if so specified in the accompanying prospectus supplement, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment

                                       40

priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

     In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate
Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see "Description of
Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

     The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of
Mortgage Loans and Contracts."

     The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                       41

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     As described in the accompanying prospectus supplement, credit support provided for each series of certificates may include one or more or any combination of the following:

     o    a letter of credit;

     o    subordination provided by any class of subordinated certificates for the related series;

     o    overcollateralization;

     o    a mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

     o    a reserve fund;

     o    a certificate insurance policy or surety bond;

     o    derivatives products, as described in the accompanying prospectus supplement; or

     o    another form as may be described in the accompanying prospectus supplement.

     Credit support for each series of certificates may be comprised of one or more of the above components. Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

     o    Defaulted Mortgage Losses;

     o    Special Hazard Losses;

     o    Bankruptcy Losses; and

     o    Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses,
Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the accompanying prospectus supplement,

     o    coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

     o    coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

     o    coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

     o    coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under
"Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the accompanying prospectus supplement, or in

                                       42

the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.

     Each prospectus supplement will include a description of:

     o    the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of
Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange
Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account, with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.
Subordination of the subordinate certificates of any senior/subordinate series will be effected by the

                                       43

following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then-outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See
"Description of the Certificates--Servicing and Administration of Mortgage
Collateral--Special Servicing" above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement.
The respective amounts of other specified types of losses, including Fraud
Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy
Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard
Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the
Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any

                                       44

Realized Losses allocated thereto. If there are no Realized Losses or Principal
Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates.
In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--
Reserve Funds" and in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the certificates against some Realized Losses by making an additional payment of principal on the certificates up to the amount of the
Realized Loss.

MORTGAGE POOL INSURANCE POLICIES AND MORTGAGE INSURANCE POLICIES

     Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the prospectus supplement. As described under "--Maintenance of
Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the

                                       45

certificateholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders may experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders.
If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation
Proceeds or Insurance Proceeds.

     Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred.
That breach, if it materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit to the certificateholders and cannot be cured, may give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under
"The Trusts--Representations With Respect to Mortgage Collateral." However,
such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding
Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of Mortgage Loans and

                                       46

Contracts." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."
If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

     Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard
Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property.
Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy
Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.
Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount.
Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii)
above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or

                                       47

contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total
Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

     To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a mortgagor and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a
Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

     In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt
Service Reduction. See "Certain Legal Aspects of Mortgage Loans and
Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other
Limitations on Lenders." Any bankruptcy policy to provide coverage for
Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

     If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the

                                       48

depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit
Enhancement." The master servicer, the servicer or the Certificate
Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. If specified in the prospectus supplement, as to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or
Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

                                       49

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud
Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected and with consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the
Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support.
Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank
Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as
U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions

                                       50

of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

               INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

     Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     If specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Corporation will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage)
based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

     A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

     Under a federal statute, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

                                       51

     If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

     In most cases, Mexico Mortgage Loans will have LTV ratios of less than 80%
and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Mortgage Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o    the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o    at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any
          Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

     o    rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

     o    hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

     o    amounts expended but not approved by the primary insurer;

     o    claim payments previously made on the mortgage loan; and

     o    unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o    advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

     o    tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

                                       52

     For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under
"Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage
Loans--Junior Mortgages, Rights of Senior Mortgagees."

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could

                                       53

be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and
"Description of Credit Enhancement--Special Hazard Insurance Policies" for a
description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

     For mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

     Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain with respect to companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.
If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums.
In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided

                                       54

under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage
Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance
Corporation. The depositor was incorporated in the State of Delaware in
November 1994. The depositor was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans and contracts. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.
The depositor does not have any significant assets.

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING CORPORATION

     Unless otherwise specified in the accompanying prospectus supplement,
Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Certificate Administrator for each series of certificates.

                                       55

     Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.
Residential Funding Corporation's principal executive offices are located at
8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its
telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its AlterNet Mortgage Program, Credit
Gap Program or similar loan programs will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding
Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced for any particular series of certificates.

                      THE POOLING AND SERVICING AGREEMENT

     As described in this prospectus under "Introduction" and "Description of the Certificates--
General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

     Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial
Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

     The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage
Loans

                                       56

and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

     Each pooling and servicing agreement will provide that the master servicer or Certificate Administrator, as appropriate, will, for each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

     o    a review of the activities of the master servicer, or the Certificate
          Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

     o    to the best of the officer's knowledge, based on the review, the master servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has
          fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

     o    to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage
          Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

     In addition, each pooling and servicing agreement will provide that the master servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the
American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American
Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single
Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

Certain Other Matters Regarding Servicing

     Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the
Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any

                                       57

such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

     A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

     o    any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

     o    any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate
          Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all

                                       58

responsibilities, duties and liabilities of the master servicer or the
Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie
Mac-approved mortgage servicing institution with a net worth of at least
$10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.
However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

     o    to cure any ambiguity;

     o    to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     o    to change the timing and/or nature of deposits in the Custodial
          Account or the Certificate Account or to change the name in which the
          Custodial Account is maintained, except that (a) deposits to the
          Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

     o    if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the
          REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

                                       59

     o    to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

     o    to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of

     o    the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

     o    the purchase by entity specified in the related prospectus supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. In addition to the foregoing, entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not Residential Funding Corporation or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored

                                       60

or maintained by the entity; provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a "benefit plan investor." The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the
Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a
REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       61

                             YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with high LTV ratios or CLTV ratios, as applicable, may be higher than for other types of mortgage loans or manufactured housing contracts.
Likewise, the rate of default on mortgage loans or manufactured housing contracts that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of certificates. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios or CLTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under "Description of the Certificates--Servicing and Administration
of Mortgage Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only
Loans."

     The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United
States residents and citizens or that are secured by properties located in the
United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

     Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Mortgage Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss with respect to Mexico Mortgage Loans may be greater than with respect to mortgage loans secured by mortgaged properties located in the United
States. The risk of loss on mortgage loans made to international borrowers may also be greater than mortgage loans that are made to U.S. borrowers located in the United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

     The application of any withholding tax on payments made by borrowers of
Mexico Mortgage Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

     To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.
See "Description of the Certificates--Assignment of Mortgage Loans" and
"--Assignment of Contracts."

                                       62

     The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates--Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

     A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any
Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage
Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The
Trusts--Representations With Respect to Mortgage Collateral."

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal
Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by
Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal

                                       63

payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of certificates entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the
Certificates--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See
"Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and
Prepayment Considerations."

     For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a
Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Furthermore, if stated in the accompanying prospectus supplement, under the applicable pooling and servicing agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

     The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received on any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation
Proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount

                                       64

due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

     If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Certificates--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

     Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be

                                       65

outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

     o    homeowner mobility;

     o    economic conditions;

     o    changes in mortgagors' housing needs;

     o    job transfers;

     o    unemployment;

     o    mortgagors' equity in the properties securing the mortgages;

     o    servicing decisions;

     o    enforceability of due-on-sale clauses;

     o    mortgage market interest rates;

     o    mortgage recording taxes;

     o    solicitations and the availability of mortgage funds; and

     o    the obtaining of secondary financing by the mortgagor.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts.
The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Mexico or Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

     An increase in the amount of the monthly payments owed on a Mexico
Mortgage Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms are available.

     Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See
"The Trusts--The Mortgage Loans--Interest Only Loans."

     Typically, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

     To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

     Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.

                                       66

Unless the accompanying prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the
Certificates --Servicing and Administration of Mortgage Collateral--Enforcement
of `Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and
Contracts--The Mortgage Loans--Enforceability of Certain Provisions" and "--The
Contracts" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs.
The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans and contracts, Mexico Mortgage Loans, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies.
Likewise, a trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of certificates or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

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     While most manufactured housing contracts will contain "due-on-sale"
provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

     o    not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

     o    not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

     o    be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

     No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for
Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See
"Certain Legal Aspects of Mortgage Loans and Contracts." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under
"Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

     Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and
Servicing Agreement--Termination; Retirement of Certificates." Any purchase will shorten the weighted average lives of the related certificates.

             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.
Because these legal aspects are governed in

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part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

General

     The mortgage loans, other than Cooperative Loans and Mexico Mortgage
Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each
Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the

                                       69

Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the
Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative
Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See
"--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal
Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under
Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that

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Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section
216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Mexico Mortgage Loans

     If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Mortgage Loans. See "The Trusts--The Mortgage Loans" for a
description of the security for the Mexico Mortgage Loans.

Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.
Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However,

                                       71

because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

Foreclosure on Junior Mortgage Loans

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien.
To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a
"due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates--Realization
Upon Defaulted Mortgage Loans or Contracts."

     In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing

                                       72

mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Mexico Mortgage Loans

     Foreclosure on the mortgagor's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the
Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust to the purchaser upon completion of the public sale and notice from the lender. Such purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales with respect to property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any such additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Mortgage Loans substantially.

     Where the mortgagor does not maintain its principal residence in the
United States, or, if a mortgagor residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the mortgagor or otherwise, fails to refile in the state to which the mortgagor has moved within four months after relocation, or if the mortgagor no longer resides in the United States, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust may be unperfected. In such circumstances, if the mortgagor defaults on the Mexico Mortgage Loan, the
Mexico loan agreement will nonetheless permit the lender to terminate the mortgagor's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the mortgagor's beneficial interest in the
Mexican trust. However, because the lender's security interest in the mortgagor's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under such circumstances. The lender's security interest in the mortgagor's beneficial interest in the Mexican trust is not, for purposes of foreclosing on such collateral, an interest in real property.
The depositor either will rely on its remedies that are available in the United
States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Mortgage Loan under the UCC, or follow the procedures described below.

                                       73

     In the case of some Mexico Mortgage Loans, the Mexico trust agreement may permit the Mexican trustee, upon notice from the lender of a default by the borrower, to notify the mortgagor that the mortgagor's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the mortgagor may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Mortgage Loan. At the auction, the Mexican trustee may sell the mortgagor's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to such property, or sell the Mexican property directly to a
Mexican citizen.

     The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Mortgage
Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the mortgagor's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement

                                       74

generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such
Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are generally provided for in recognition agreements.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the

                                       75

surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured

                                       76

mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its
Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a
Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter
13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal
Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting
Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligators'
rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

     Some mortgage loans and contracts, referred to herein as Homeownership Act
Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home
Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any
Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal
Truth-in-Lending Act or any other law, unless the

                                       77

purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership
Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, Residential Funding
Corporation will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding
Corporation will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

     Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.
The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository
Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does
"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples

                                       78

of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of
1980. OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits may apply to junior mortgage loans in many states and Mexico
Mortgage Loans. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be described in the accompanying prospectus supplement.

     Unless otherwise described in the accompanying prospectus supplement,
Residential Funding Corporation, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of
Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o    state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
          Currency with respect to the origination of alternative mortgage instruments by national banks,

     o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
          Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

     o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking

                                       79

          companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan
          Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

     The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

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THE CONTRACTS

General

     A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the accompanying prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential
Funding Corporation or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders. See
"Description of the Certificates--Assignment of the Contracts." Unless
otherwise specified in the accompanying prospectus supplement, if a manufactured

                                       81

home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

     To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See
"--The Mortgage Loans" above.

Enforcement of Security Interests in Manufactured Homes

     The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"
or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related

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obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The
Mortgage Loans --Anti-Deficiency Legislation and Other Limitations on Lenders"
above.

Consumer Protection Laws

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.
Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

     Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair
Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending
Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act
Loans as discussed under "--The Mortgage Loans--Homeownership Act and Similar
State Laws."

"Due-on-Sale" Clauses

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the accompanying prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the
"due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing "due-on-sale" clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

     Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "--The
Mortgage Loans--Applicability of Usury Laws" above. Unless otherwise specified in the related pooling and servicing agreement, Residential Funding
Corporation, the mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a

                                       83

deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.
The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard,
and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.
For mortgage loans or contracts included in a trust, application of the Relief
Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The
Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the
OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously

                                       85

authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode
Island and Puerto Rico.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.
This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or
Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Internal Revenue
Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and
"residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

     If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICS

Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Thacher Proffitt &
Wood LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the
REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates, or "residual interests," or REMIC residual certificates, in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue

                                       87

Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." Although the Internal Revenue
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal
Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue
Code. In addition, the REMIC regular certificates will be "qualified mortgages"
within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if
transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the
REMIC during that calendar quarter. The master servicer or the Certificate
Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections of the
Internal Revenue Code, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections of the
Internal Revenue Code. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the accompanying prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal
Revenue Code.

Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as Tiered REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood LLP or Orrick, Herrington & Sutcliffe
LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC, and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC
Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in

                                       88

real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and
whether the income on the certificates is interest described in Section
856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code.
Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to
REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate
Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.
If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than
"qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an
"objective rate," a combination of a single fixed-rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the

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rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated
principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "--Market Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual

                                       90

period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the
REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that
REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i)
the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Internal Revenue
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as

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interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue
Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o    in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

     o    in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in

                                       92

general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue
Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

     Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a
Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

     General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC

                                       93

for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the
REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal
Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis that
REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that certificate will be taken into account in determining the income of that holder for federal income tax purposes. On
May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

                                       94

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.
The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate
Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated
redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each
REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, equal to the deductions that would be allowed if the REMIC regular certificates, were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue
Code. See "--Possible

                                       95

Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the
REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal
Revenue Code, as to which the certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders'
initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the
REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the
REMIC residual certificate would have had in the hands of the original holder, see "--General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date.
For this purpose, the adjusted issue price of a REMIC residual certificate as of

                                       96

the beginning of any calendar quarter will be equal to the issue price of the
REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, "--Foreign Investors in REMIC Certificates."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions
(discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of
REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each

                                       97

party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue
Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with

                                       98

the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by
REMIC certificateholders that are covered by the limitations of either Section
67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a
REMIC certificate that is an individual, estate or trust, or a Pass-Through
Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through
Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations

     If a REMIC residual certificate is transferred to a Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     (1)  the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     (2)  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.
Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    residual interests in the entity are not held by Disqualified
          Organizations; and

     o    information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1)  requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a
          Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

     (2)  providing that any transfer of a REMIC residual certificate to a
          Disqualified Organization shall be null and void; and

     (3)  granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any
          REMIC residual certificate that shall become owned by a Disqualified
          Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then

                                       99

a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A
Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that
Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after
December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified
Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

     If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized
(excluding any amount attributable to qualified stated interest, which will be treated as such) on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder (in each case, other than any income or distributions attributable to qualified stated interests) and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis
Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market
Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate,"
which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                      100

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code)
within six months of the date of the sale, the sale will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the
Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the certificate administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the

                                      101

adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal
Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or the Certificate
Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the
REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer or the Certificate
Administrator, as applicable, will have the authority to act on behalf of the
REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the
Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular certificates and the
IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the
REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate
Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

                                      102

Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax"
under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United
States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the
Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the
Internal Revenue Code), and which was treated as a United States person on
August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United
States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                                      103

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                             ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the
Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to the ERISA requirements discussed in this prospectus.
Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503(b)
of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan.
In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue
Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section
4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

     An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S.
Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section
2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest,"
such as a certificate, in that entity.

     Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.
Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not

                                      104

acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

     Under the DOL regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the
Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing
ERISA plan could also give rise to a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with
ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal
Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an individual prohibited transaction exemption, or PTE,
94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000)
and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), to Residential Funding
Corporation and a number of its affiliates. The RFC exemption generally exempts, from the application of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or other "securities"
issued by a trust or other issuer as to which:

     o    the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

     o    the depositor or an affiliate is the underwriter or placement agent,

                                      105

provided that the conditions of the exemption are satisfied. For purposes of this section, the term "underwriter" includes:

     o    the depositor and a number of its affiliates;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

     o    any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

     o    any entity which has received from the DOL an exemption called an asset-backed exemption relating to securities which is substantially similar to the RFC exemption.

     The RFC exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

     o    First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the
          ERISA plan as they would be in an arm's-length transaction with an unrelated party.

     o    Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or
          CLTV ratio that exceeds 100% at the date of issuance of the certificates.

     o    Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The
          McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch
          Ratings, called the exemption rating agencies. The certificates must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the certificates. However, the RFC exemption will not apply:

          o    to any of the certificates if:

               o    any mortgage loan or other asset held in the trust (other
                    than a one- to four-family residential mortgage loan or
                    closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the
                    certificates; or

               o    any one- to four-family residential mortgage loan or closed-
                    end home equity loan has an LTV ratio or CLTV ratio that
                    exceeds 125% at the date of issuance of the certificates; or

          o    to any subordinate certificates.

     o    Fourth, the trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

     o    Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

                                      106

     o    Sixth, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
          1933, as amended.

     o    Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

     In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the RFC exemption may not apply to any certificates where the related trust contains a swap, a pre-funding arrangement or Mexico Mortgage Loans.

     The RFC exemption also requires that each trust meet the following requirements:

     o    the trust must consist solely of assets of the type that have been included in other investment pools;

     o    securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption; and

     o    securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption.

     An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the
acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an "excluded ERISA plan"
is an ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section
4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

     o    the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

          o    a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

          o    an affiliate of that person;

     provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

     o    the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

     o    the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a),

                                      107

406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code,
for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption, from the application of the prohibited transaction provisions of
Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue
Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

     The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "securities"
for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied.
In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under
ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the
Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, contracts, Cooperative Loans or mixed-use mortgage loans, or some types of private securities, or which contain a swap, a pre-funding arrangement or Mexico Mortgage Loans. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE
95-60 or other DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5,
2000 and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING ERISA PLANS

     If the criteria specified in the RFC exemption as described above are not satisfied by one or more classes of certificates, or by a trust or the mortgage loans, contracts, mortgage securities and other assets

                                      108

held by the trust, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

     o    is permissible under applicable law;

     o    will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o    will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

     Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

     o    it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

     o    it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

     o    (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein)
          is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal
Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax
Consequences--Taxation of Owners of REMIC Residual Certificates--Excess
Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust.
Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

                                      109

     Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the
RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security"
for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                           LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United
States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.
Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C.  Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the
Office of the Comptroller of the Currency, the FDIC, the National Credit Union
Administration, or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the

                                      110

institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security"
includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla"
mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o    that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o    that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o    that it should not use ratings as a substitute for its own thorough underwriting analyses.

     With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o    conduct a pre-purchase portfolio sensitivity analysis for any
          "significant transaction" involving securities or financial derivatives, and

     o    conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities"
for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                      111

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

     o    by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

                                      112

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     This prospectus and the applicable prospectus supplement may also be used by Residential Funding Securities Corporation, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which
Residential Funding Securities Corporation may act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                            ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange
Act, and, accordingly, will file reports thereunder with the Securities and
Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange
Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, and electronically through the Securities and Exchange
Commission's Electronic Data Gathering, Analysis and Retrieval System at the
Securities and Exchange Commission's Web Site (http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and
Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000
(202-708-3649). Copies of Freddie Mac's most recent offering circular for
Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor
Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia
22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone
703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae
Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of
Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C.
20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie
Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

                                      113

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer, the
Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See "Description of the
Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the
Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     At such time as may be required under relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of
Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset
Securities Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis,
Minnesota 55437, or by telephone at (952) 857-7000.

                                      114

                                   GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States.
None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.
Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

     ALTERNET MORTGAGE PROGRAM--One of Residential Funding Corporation's
mortgage loan origination programs for sub-prime mortgage loans.

     ALTERNET PROGRAM SELLER--A mortgage collateral seller that participates in the AlterNet Mortgage Program.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

     BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

     BUY-DOWN FUNDS--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the
Buy-Down Account.

     BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buy-down plan.

     BUY-DOWN PERIOD--The early years of the term of a Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage
Loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CERTIFICATE--Any certificate evidencing an interest in a Call Class.

     CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

                                      115

     CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate
Administrator may be an affiliate of the depositor or the master servicer.

     COMPENSATING INTEREST--For any mortgage loan or contract that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Spread, if any, for that mortgage loan or contract from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

     CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative
Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES--A promissory note for a Cooperative Loan.

     CREDIT GAP PROGRAM--One of Residential Funding Corporation's mortgage loan origination programs for sub-prime mortgage loans.

     CREDIT GAP PROGRAM SELLER--A mortgage collateral seller that participates in the Credit Gap Mortgage Program.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible
Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSS--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses,
Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans or contracts and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--For any Puerto Rico Mortgage Loan, a Mortgage
to secure a specific obligation for the benefit of a specified person.

                                      116

     DISQUALIFIED ORGANIZATION--For these purposes means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include
          instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac),

     o    any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal
          Revenue Code,

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code,

     o    an "electing large partnership" (as described in Section 775 of the
          Internal Revenue Code), or

     o    any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the
          Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     o    any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

     o    any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

     o    Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a
mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

     FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

     GAAP--Generally accepted accounting principles.

     GPM LOAN--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

                                      117

     GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     HOMEOWNERSHIP ACT LOANS--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of
1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     INTEREST ONLY LOANS--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

     IRS--Internal Revenue Service.

     ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED CONTRACT--A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation
Proceeds and Insurance Proceeds have been received.

     LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on
December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     MEXICO MORTGAGE LOAN--A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in
Mexico.

     MIXED-USE PROPERTY--Mortgaged property on which a mixed-use -- residential and commercial -- structure is located.

     NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded
Spread.

     NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from
Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     OID--Original issue discount within the meaning of Section 1273 of the
Internal Revenue Code and the Treasury regulations thereunder.

     PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     PREPAYMENT INTEREST SHORTFALL--For a mortgage loan that is subject to a mortgagor prepayment, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

                                      118

     PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a Monthly Payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REMIC--A real estate mortgage investment conduit as described in section
860D of the Internal Revenue Code.

     REMIC PROVISIONS--Sections 860A through 860G of the Internal Revenue Code.

     REO CONTRACT--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property;
any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

                                      119

     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section
401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TIERED REMICS--Two or more REMICs created pursuant to Treasury Regulation
Section 1.806F-2(a)(2).

                                      120

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                   RESIDENTIAL ASSET SECURITIES CORPORATION

                                 $399,883,000

         HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,

                                SERIES 2005-KS4

                             PROSPECTUS SUPPLEMENT

                          CREDIT SUISSE FIRST BOSTON

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN
ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, will be required to deliver a prospectus supplement and prospectus.